                                                                    EXHIBIT 2.22





                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 10, 2000

                                      AMONG

                                     HEARME,

                              AT ACQUISITION CORP.

                                       AND

                            AUDIOTALK NETWORKS, INC.
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                                     TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I THE MERGER                                                          1

  SECTION 1.1        EFFECTIVE TIME OF THE MERGER                             1
  SECTION 1.2        CLOSING                                                  2
  SECTION 1.3        EFFECTS OF THE MERGER                                    2
  SECTION 1.4        DIRECTORS AND OFFICERS                                   2

ARTICLE II CONVERSION OF SECURITIES                                           2

  SECTION 2.1        CONVERSION OF CAPITAL STOCK                              2
  SECTION 2.2        ESCROW AGREEMENT                                         5
  SECTION 2.3        DISSENTING SHARES                                        5
  SECTION 2.4        EXCHANGE OF CERTIFICATES                                 5
  SECTION 2.5        DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES         6
  SECTION 2.6        NO FRACTIONAL SHARES                                     6
  SECTION 2.7        TAX AND ACCOUNTING CONSEQUENCES                          6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET                          7

  SECTION 3.1        ORGANIZATION OF TARGET                                   7
  SECTION 3.2        TARGET CAPITAL STRUCTURE                                 7
  SECTION 3.3        AUTHORITY; NO CONFLICT; REQUIRED FILINGS
                     AND CONSENTS                                             8
  SECTION 3.4        FINANCIAL STATEMENTS; ABSENCE OF
                     UNDISCLOSED LIABILITIES                                  9
  SECTION 3.5        TAX MATTERS                                              9
  SECTION 3.6        ABSENCE OF CERTAIN CHANGES OR EVENTS                    11
  SECTION 3.7        TITLE AND RELATED MATTERS                               12
  SECTION 3.8        PROPRIETARY RIGHTS                                      12
  SECTION 3.9        EMPLOYEE BENEFIT PLANS                                  14
  SECTION 3.10       BANK ACCOUNTS                                           15
  SECTION 3.11       CONTRACTS                                               15
  SECTION 3.12       COMPLIANCE WITH LAW                                     16
  SECTION 3.13       LABOR DIFFICULTIES; NO DISCRIMINATION                   17
  SECTION 3.14       INSIDER TRANSACTIONS                                    17
  SECTION 3.15       EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS      17
  SECTION 3.16       INSURANCE                                               17
  SECTION 3.17       LITIGATION                                              18
  SECTION 3.18       GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS             18
  SECTION 3.19       SUBSIDIARIES                                            18
  SECTION 3.20       COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS              18
  SECTION 3.21       CORPORATE DOCUMENTS                                     18
  SECTION 3.22       NO BROKERS                                              18
  SECTION 3.23       TARGET ACTION                                           19
  SECTION 3.24       OFFERS                                                  19
  SECTION 3.25       DISCLOSURE                                              19
  SECTION 3.26       DISCLOSURE TO SHAREHOLDERS                              19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HEARME AND SUB                  19

  SECTION 4.1        ORGANIZATION OF HEARME AND SUB                          19
  SECTION 4.2        CAPITALIZATION                                          19
  SECTION 4.3        AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS   20
  SECTION 4.4        COMMISSION FILINGS; FINANCIAL STATEMENTS                20
  SECTION 4.5        COMPLIANCE WITH LAWS                                    21
  SECTION 4.6        INTERIM OPERATIONS OF SUB                               21
  SECTION 4.7        SHAREHOLDERS CONSENT                                    21
  SECTION 4.8        DISCLOSURE                                              21
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                                     TABLE OF CONTENTS

                                                                            PAGE

ARTICLE V PRECLOSING COVENANTS OF TARGET                                     22

  SECTION 5.1        APPROVAL OF TARGET SHAREHOLDERS                         22
  SECTION 5.2        ADVICE OF CHANGES                                       22
  SECTION 5.3        OPERATION OF BUSINESS                                   22
  SECTION 5.4        ACCESS TO INFORMATION                                   24
  SECTION 5.5        SATISFACTION OF CONDITIONS PRECEDENT                    24
  SECTION 5.6        OTHER NEGOTIATIONS                                      24
  SECTION 5.7        GRANT OF ADDITIONAL OPTIONS                             25
  SECTION 5.8        CONSENTS                                                25

ARTICLE VI PRECLOSING AND OTHER COVENANTS OF HEARME AND SUB                  25

  SECTION 6.1        ADVICE OF CHANGES                                       25
  SECTION 6.2        RESERVATION OF HEARME COMMON STOCK                      25
  SECTION 6.3        SATISFACTION OF CONDITIONS PRECEDENT                    25
  SECTION 6.4        NASDAQ NATIONAL MARKET LISTING                          25
  SECTION 6.5        STOCK OPTIONS AND WARRANTS                              25
  SECTION 6.6        REGISTRATION OF SHARES ISSUED IN THE MERGER             27
  SECTION 6.7        PROCEDURES FOR SALE OF SHARES UNDER
                     REGISTRATION STATEMENT                                  29
  SECTION 6.8        CERTAIN EMPLOYEE BENEFIT MATTERS                        30

ARTICLE VII OTHER AGREEMENTS                                                 30

  SECTION 7.1        CONFIDENTIALITY                                         30
  SECTION 7.2        NO PUBLIC ANNOUNCEMENT                                  30
  SECTION 7.3        REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS        30
  SECTION 7.4        FURTHER ASSURANCES                                      30
  SECTION 7.5        ESCROW AGREEMENT                                        30
  SECTION 7.6        FIRPTA                                                  30
  SECTION 7.7        BLUE SKY LAWS                                           31
  SECTION 7.8        OTHER FILINGS                                           31

ARTICLE VIII CONDITIONS TO MERGER                                            31

  SECTION 8.1        CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                     THE MERGER                                              31
  SECTION 8.2        ADDITIONAL CONDITIONS TO OBLIGATIONS OF HEARME
                     AND SUB                                                 32
  SECTION 8.3        ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET          32

ARTICLE IX TERMINATION AND AMENDMENT                                         33

  SECTION 9.1        TERMINATION                                             33
  SECTION 9.2        EFFECT OF TERMINATION                                   34
  SECTION 9.3        FEES AND EXPENSES                                       34

ARTICLE X ESCROW AND INDEMNIFICATION                                         34

  SECTION 10.1       INDEMNIFICATION                                         34
  SECTION 10.2       ESCROW FUND                                             35
  SECTION 10.3       DAMAGE THRESHOLD                                        35
  SECTION 10.4       ESCROW PERIODS                                          35
  SECTION 10.5       CLAIMS UPON ESCROW FUND                                 35
  SECTION 10.6       VALUATION                                               36
  SECTION 10.7       OBJECTIONS TO CLAIMS                                    36
  SECTION 10.8       RESOLUTION OF CONFLICTS                                 36
  SECTION 10.9       SHAREHOLDERS' AGENTS                                    36
  SECTION 10.10      ACTIONS OF THE SHAREHOLDERS' AGENTS                     37
  SECTION 10.11      CLAIMS                                                  37

ARTICLE XI MISCELLANEOUS                                                     37

                                      -ii-
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                                     TABLE OF CONTENTS

                                                                            PAGE

  SECTION 11.1       SURVIVAL OF REPRESENTATIONS AND COVENANTS               37
  SECTION 11.2       NOTICES                                                 37
  SECTION 11.3       INTERPRETATION                                          38
  SECTION 11.4       COUNTERPARTS                                            38
  SECTION 11.5       ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES          38
  SECTION 11.6       GOVERNING LAW                                           39
  SECTION 11.7       ASSIGNMENT                                              39
  SECTION 11.8       AMENDMENT                                               39
  SECTION 11.9       EXTENSION; WAIVER                                       39
  SECTION 11.10      SPECIFIC PERFORMANCE                                    39


                                     -iii-
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                                     TABLE OF CONTENTS


EXHIBITS

EXHIBIT A   -  CONSENT
EXHIBIT B   -  NONCOMPETITION AGREEMENT
EXHIBIT C   -  STOCKHOLDERS AGREEMENT
EXHIBIT D   -  FOUNDERS' PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS
EXHIBIT E   -  INVESTOR REPRESENTATION STATEMENT
EXHIBIT F   -  ESCROW AGREEMENT
EXHIBIT G   -  FOUNDERS' INVENTION AGREEMENT
EXHIBIT H   -  SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 10, 2000 (this "AGREEMENT"), is entered into by and among HearMe, a Delaware corporation ("HEARME"), AT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HearMe ("SUB"), and AudioTalk Networks, Inc., a California corporation ("TARGET").

                                    RECITALS

     A. The Boards of Directors of HearMe, Sub and Target deem it advisable and in the best interests of each corporation and their respective stockholders that HearMe and Target combine in order to advance the long-term business interests of HearMe and Target;

     B. The combination of HearMe and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of HearMe and the stockholders of Target will become stockholders of HearMe (the "MERGER");

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

     D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

     E. As a condition and inducement to HearMe's willingness to enter into this Agreement, Frank Chu, Virgil Dobjanschi and Corey Gates (the "FOUNDERS"), and certain other Target stockholders holding in the aggregate, at least 66-2/3% of the issued and outstanding Series A Preferred Stock of Target, 50% of the issued and outstanding Series B Preferred Stock of Target have, concurrently with the execution of this Agreement, executed and delivered Consents to the Merger in the form attached hereto as EXHIBIT A (the "CONSENTS"), pursuant to which such stockholders have, among other things, consented to the Merger and agreed to grant HearMe irrevocable proxies to vote such shares;

     F. As a further condition and inducement to HearMe's willingness to enter into this Agreement, certain employees of Target have, concurrently with the execution of this Agreement, executed and delivered Noncompetition Agreements in the form attached hereto as EXHIBIT B (the "NONCOMPETITION AGREEMENTS"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

     G. As a further condition and inducement to HearMe's willingness to enter into this Agreement, certain stockholders of Target have executed and delivered to HearMe Stockholders Agreements in the form attached hereto as EXHIBIT C (the "STOCKHOLDERS AGREEMENTS").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.1  EFFECTIVE TIME OF THE MERGER.

          (a) Subject to the provisions of this Agreement, (i) an Agreement of Merger (the "AGREEMENT OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the California Corporations Code ("CALIFORNIA LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of CALIFORNIA and (ii) a Certificate of Merger (the

"CERTIFICATE OF MERGER") and any other required documents have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL") for filing on the Closing Date (as defined in Section 1.2).

          (b) The Merger shall become effective upon the due and valid filing of the Agreement of Merger with the Secretary of State of the State of California and the filing of the Certificate of Merger or at such time thereafter as is provided in the Agreement of Merger (the "EFFECTIVE TIME").

     Section 1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., California time, on a date (the "CLOSING DATE") to be specified by HearMe and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by HearMe and Target.

     Section 1.3  EFFECTS OF THE MERGER.

     (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Target following consummation of the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of Target shall be the Articles of Incorporation of the Surviving Corporation and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, provided, however, that if the total value of the HearMe Common Stock to be issued to holders of issued and outstanding shares of Target Stock pursuant to this Agreement is less than 80% of the sum of such value and the total amount of cash to be paid to such holders pursuant to section 2.1(c) and 9.1(g) Target shall merge with and into Sub, the separate existence of Target shall cease, Sub shall be the Surviving Corporation, and the parties shall take all steps necessary to complete such merger as soon as possible, including obtaining all necessary consents and approvals. (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California and Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Series A Preferred Stock, with no par value of Target (the "TARGET SERIES A PREFERRED STOCK"), shares of Series B Preferred Stock, with no par value of Target (the "TARGET SERIES B PREFERRED STOCK" and together with the Target Series A Preferred Stock, the "TARGET PREFERRED STOCK"), or shares of Common Stock, with no par value, of Target ("TARGET COMMON STOCK", and collectively with Target Preferred Stock, "TARGET STOCK"), or capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation.

          (b) CANCELLATION OF HEARME-OWNED AND TARGET-OWNED STOCK. Any shares of Target Stock that are owned by HearMe, Sub, Target or any other direct or indirect wholly-owned Subsidiary of HearMe or Target shall be canceled and retired and shall cease to exist and no stock of HearMe or other consideration shall be delivered in exchange. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c) EXCHANGE RATIO.

               (i) Each issued and outstanding share of Target Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive:

                    (A) a fraction of a fully paid and nonassessable share of HearMe Common Stock (as defined in Section 4.2) equal to the Exchange Ratio, as defined in and determined in accordance with the provisions of subparagraph (ii) below; PLUS

                    (B) an amount in cash equal to the Cash Payment, as defined in and determined in accordance with subparagraph (iii) below, PLUS

                    (C) in the case of an outstanding share of Target Preferred Stock, a fraction of a fully paid and nonassessable share of HearMe Common Stock (as defined in Section 4.2) equal to the quotient of the liquidation preference of such share and the Stock Value as defined below.

               (ii) For purposes of this Agreement:


                    (A) the "STOCK VALUE" shall equal the average closing price (the "AVERAGE CLOSING PRICE") of HearMe's Common Stock on the Nasdaq Stock Market for the ten (10) trading day period beginning fourteen (14) trading days before the Closing Date and ending four (4) trading days prior to the Closing Date, PROVIDED, HOWEVER, that in the event the Average Closing Price is less than $23.81, the Stock Value shall equal $23.81, and in the event that the Average Closing Price is greater than $26.31, the Stock Value shall equal $26.31.

                    (B) the "CASH COMPONENT" shall mean (i) if Target shall have given HearMe written notice at least two (2) trading days prior to the Closing Date of its intent to elect to receive cash, $10,000,000 or (ii) if Target shall not have given such notice, the difference between (1) the lesser of (a) $125,000,000 and (b) the product of the Average Closing Price and 5,250,000 shares and (2) the product of the Average Closing Price and 19.99% of the number of shares of HearMe Common Stock issued and outstanding on the Closing Date (within the meaning of Rule 4310 of the NASD Marketplace Rules), but not less than zero .

                    (C) the "TOTAL CONSIDERATION SHARES" shall be equal to that number of shares of HearMe Common Stock equal to (1) $125,000,000 divided by the Stock Value, less (2) that number of shares equal to the quotient obtained by DIVIDING (x) the Cash Component by (y) the Stock Value. Except as provided in
Section 9.1(g), below, Total Consideration Shares will not exceed the lesser of
(i) 19.99% of the number of shares of HearMe Common Stock issued and outstanding on the Closing Date (within the meaning of Rule 4310 of the NASD Marketplace Rules) and 5,250,000 shares, and (ii), except as provided in clause (i), shall not be less than 4,370,961 shares.

                    (D) The "EXCHANGE RATIO" shall be equal to the quotient obtained by DIVIDING (1) difference between (x) the number of the Total Consideration Shares and (y) the sum of the Option Shares and the Preferred Share Number by (2) the number of shares of Target Stock outstanding or subject to issuance upon conversion of all shares of Target Preferred Stock issued and outstanding, in each case immediately prior to the Effective Time.

                    (E) The "CASH PAYMENT" shall be equal to the quotient obtained by DIVIDING (1) the Cash Component by (2) the number of shares of Target Stock outstanding or subject to issuance upon conversion of all shares of Target Preferred Stock issued and outstanding, in each case immediately prior to the Effective Time.

                    (F) The "OPTION SHARES" shall equal that number of shares of HearMe Common Stock issuable upon exercise of Target Options (as defined in Section 2.1(d) below) and upon exercise of Target Warrants (as defined in
Section 2.1(d) below).

                    (G) The "PREFERRED SHARE NUMBER" shall equal the total number of shares of HearMe Common Stock issuable pursuant to Section 2.1(c)(i)(C), above.

               (iii) Other than as provided in Section 9.1(g), below, in no event will the total number of shares of HearMe Common Stock issuable by HearMe pursuant to the Merger (including shares of HearMe Common Stock issuable upon exercise of Target Options or Target Warrants assumed by HearMe in the Merger) exceed the Total Consideration Shares, nor shall the total of all Cash Payments exceed $10,000,000. The allocation of the Total Consideration Shares among each holder of Target capital stock, warrants and options based upon the capitalization of Target as of the date of this Agreement is set forth in the Target Disclosure Schedule. An updated version of such Schedule reflecting the capitalization of Target on the Closing Date shall be delivered by Target to HearMe on the Closing Date.

               (iv) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of HearMe Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio and the Cash Payment, if any, shall be correspondingly adjusted. The Exchange Ratio shall not change as a result of fluctuations in the market price of HearMe Common Stock between the date of this Agreement and the Effective Time.

               (v) All such shares of Target Common Stock and Target Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of HearMe Common Stock, the Cash Payment, if any, and any cash in lieu of fractional shares of HearMe Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest.

          (d) TARGET STOCK OPTIONS AND WARRANTS. At the Effective Time, all then outstanding options, whether vested or unvested ("TARGET OPTIONS"), to purchase Target Common Stock issued under Target's 1999 Stock Option Plan (the "TARGET OPTION PLAN") and all outstanding warrants to purchase Target capital stock ("TARGET WARRANTS") that by their terms survive the Closing will be assumed by HearMe in accordance with Section 6.5. All of the Target Options and all of the Target Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) attached hereto. An updated Schedule 2.1(d) reflecting Target Options and Target Warrants on the Closing Date shall be delivered by Target to HearMe on the Closing Date.

          (e) RESTRICTED SHARES. Any shares of Target Common Stock which are subject to repurchase by Target in the event the holder thereof ceases to be employed by Target ("TARGET RESTRICTED SHARES") shall be converted into HearMe Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or HearMe pursuant to the Stock Repurchase Agreements. Holders of the Target Restricted Shares are identified on Schedule 2.1(e) of the Target Disclosure Schedule. The vesting schedule of Target Restricted Shares will not accelerate, and, if necessary, Target will amend the Stock Repurchase Agreements to provide that such schedule will not accelerate, as a result of the Merger, PROVIDED, HOWEVER, that on the first anniversary of the Effective Time, HearMe's right to repurchase HearMe Common Stock (other than shares owned by the Founders) granted under Target's stock purchase plan prior to the execution of this Agreement from former employees of Target who are still employed by HearMe shall lapse with respect to those shares that would vest in the next 12 months. Repurchase rights applicable to Target Common Stock held by the Target's board of directors shall lapse upon the Merger. Repurchase rights applicable to Target Common Stock held by Founders shall lapse in the event HearMe terminates their employment other than for cause, as such term is defined in the Founders' Stock Purchase Agreements dated July 13, 1998.

     Section 2.2 ESCROW AGREEMENT. At the Effective Time or such later time as determined in accordance with Section 2.3(b), HearMe will, on behalf of the holders of Target Common Stock and Target Preferred Stock deposit in escrow certificates representing ten percent (10%) of the Total Consideration Shares allocable to Target Common Stock and Target Preferred Stock in the Merger (calculated as if the Cash Component were zero). Such shares shall be held in escrow on behalf of the persons who are the holders of Target Common Stock or Target Preferred Stock in the Merger immediately prior to the Effective Time (the "FORMER TARGET STOCKHOLDERS"), in accordance with the portion of Total Consideration Shares allocable to each such Former Target Stockholder in the manner contemplated by Section 2.1 ("PRO RATA PORTION"). Such shares (collectively, the "ESCROW SHARES") shall be held and applied pursuant to the provisions of an escrow agreement (the "ESCROW AGREEMENT") to be executed pursuant to Section 7.5. All calculations to determine the number of Escrow Shares to be delivered by each stockholder of Target into escrow as aforesaid shall be rounded down to the nearest whole share.

     Section 2.3  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock or Target Preferred Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 2115 of the California Corporations Code, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive HearMe Common Stock or the Cash Payment (if any) pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted to such persons in Chapter 13 of the California Corporations Code.

          (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock or Target Preferred Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for such shares under California Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive HearMe Common Stock, the Cash Payment, if any, and payment for fractional shares as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; PROVIDED that if such holder effectively withdraws or loses his right to receive payment for such shares after the Effective Time, then, at such time HearMe will deposit in the escrow created pursuant to the Escrow Agreement additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

          (c) Target shall give HearMe (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to the appraisal rights under California Law, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Target and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under California Law. Target shall not, except with the prior written consent of HearMe, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Common Stock or Target Preferred Stock or offer to settle or compromise any such demands.

     Section 2.4  EXCHANGE OF CERTIFICATES.

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("CERTIFICATES") which represented shares of Target Common Stock or Target Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to HearMe (or at HearMe's option, an exchange agent to be appointed by HearMe), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of HearMe Common Stock (other than the Escrow Shares) plus the Cash Payment, if any, into which the Target Common Stock or Target Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by HearMe. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of HearMe Common Stock plus the Cash Payment, if any, into which the shares of Target Common Stock have been converted but shall, subject to applicable appraisal rights under CALIFORNIA Law, have no other rights. Subject to applicable appraisal rights under CALIFORNIA Law, from and after the Effective Time, the holders of shares of Target Common Stock and Target Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the HearMe Common Stock and the Cash Payment, if any, into which such shares of Target Common Stock or Target Preferred Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock and Target Preferred Stock outstanding immediately prior to the Effective Time.

          (b) If any shares of HearMe Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay HearMe, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of HearMe that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither HearMe nor Target shall be liable to a holder of shares of Target Common Stock or Target Preferred Stock for shares of HearMe Common Stock or any Cash Payment issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, HearMe shall issue in exchange for such lost, stolen or destroyed Certificate the shares of HearMe Common Stock issuable in exchange therefor and pay the Cash Payment, if any, pursuant to the provisions of Article II of the Agreement. The Board of Directors of HearMe may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to HearMe an indemnity agreement or bond against any claim that may be made against HearMe with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.5 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to HearMe Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HearMe Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of HearMe Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HearMe Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of HearMe Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HearMe Common Stock.

     Section 2.6 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of HearMe Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HearMe. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock or Target Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HearMe Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HearMe Common Stock multiplied by the Stock Value.

     Section 2.7  TAX AND ACCOUNTING CONSEQUENCES.

          (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as purchase accounting.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to HearMe and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Target to HearMe on or before the date of this Agreement (the "TARGET DISCLOSURE SCHEDULE"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

     Section 3.1 ORGANIZATION OF TARGET. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of CALIFORNIA, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects or results of operations (a "MATERIAL ADVERSE EFFECT") of Target. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2  TARGET CAPITAL STRUCTURE.

          (a) The authorized capital stock of Target consists of Twenty Million (20,000,000) shares of Target Common Stock and Eight Million Six Hundred Thousand (8,600,000) shares of Preferred Stock, of which 3,600,000 shares are designated as Series A Preferred Stock and 5,000,000 shares are designated as Series B Preferred Stock. As of the date of this Agreement, there are (i) 5,772,133 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 4,078,625 of which are subject to repurchase rights pursuant to agreements or arrangements between the holder thereof and Target, (ii) 3,600,000 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Target Common Stock, (iii) 5,000,000 shares of Series B Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Target Common Stock (iv) Target Warrants to purchase up to 1,000,000 shares of Series B Preferred Stock; (v) Target Options to purchase up to 158,117 shares of Target Common Stock, of which 105,417 have not fully vested; (vi) 8,600,000 shares of Target Common Stock reserved for future issuance upon conversion of the Target Preferred Stock; and (vii) 303,000 shares of Target Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Target Option Plan. The issued and outstanding shares of Target Common Stock and of Target Preferred Stock are held of record by the stockholders of Target as set forth and identified on
Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Warrants are held of record by the warrantholders as set forth and identified on Schedule 3.2(a) of the Target Disclosure Schedule. All shares of Target Common Stock subject to issuance upon the exercise of Target Options and Target Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Target Common Stock, Target Preferred Stock and outstanding Target Options and Target Warrants (collectively "TARGET SECURITIES") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of

Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock or Target Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to HearMe on the Closing Date.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

          (c) All Target Options have been issued in accordance with the terms of the Target Option Plan and pursuant to the standard forms of option agreement previously provided to HearMe or its representatives. No Target Option will by its terms require an adjustment in connection with the Merger. Except as otherwise contemplated by Sections 2.1(e) and 6.5(b), neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by Target in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Target Option; (ii) any additional benefits for any optionee under any Target Option; or (iii) the inability of HearMe after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option assumed by HearMe, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. Except as otherwise contemplated by Section s 2.1(e) and 6.5(b), the assumption by HearMe of Target Options in accordance with
Section 6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the Target Plan or any agreement entered into pursuant to such plan.

     Section 3.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders under the provisions of CALIFORNIA Law and Target's Articles of Incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable against Target in accordance with their respective terms. For purposes of this Agreement, "TRANSACTION DOCUMENTS" means all documents or agreements required to be delivered by any party under this Agreement including the Agreement of Merger, the Escrow Agreement, the Proxies, the Consents, the Stockholders Agreements, the Stock Repurchase Agreements and the Noncompetition Agreements.

          (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

          (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY"), except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Target Disclosure Schedule.

     Section 3.4  FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Target has delivered to HearMe copies of Target's unaudited balance sheet as of February 29, 2000 (the "MOST RECENT BALANCE SHEET") and statements of operations for the eight-month period then-ended (together with the Most Recent Balance Sheet, the "TARGET INTERIM FINANCIALS") and Target's audited balance sheet as of June 30, 1999, and the related audited statements of operations, stockholders' equity and cash flows for the year ended June 30, 1999 (collectively, the "TARGET FINANCIAL STATEMENTS").

          (b) The Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

          (c) Target has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet, which were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its business.

     Section 3.5  TAX MATTERS.

          (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

               (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed prior to the date hereof by or on behalf of Target have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or if not yet due, have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof , and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Target has received from each employee who holds stock that is subject to a substantial risk of forfeiture as of the date hereof, a copy of the election(s) made under Section 83(b) of the Code with respect to all such shares, and such elections were validly made and filed with the Internal Revenue Service in a timely fashion. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No material amount of taxable income or liability for Taxes has been recognized or incurred (or prior to the Effective Time will be incurred) since such date other than in the ordinary course of business.

          (d) HearMe has been furnished by Target with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target. Target does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to HearMe.

          (e) The Returns of or including Target have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Target's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

          (f) Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

          (g) Target is not, nor has it ever been, a party to any tax sharing agreement.

          (h) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and HearMe is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (i) The Target Disclosure Schedule sets forth accurate and complete information regarding Target's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, Target has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     Section 3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since February 29, 2000, Target has not:

          (a) suffered any material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects or results of operations ("MATERIAL ADVERSE CHANGE");

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees, except pursuant to annual raises in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

          (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target, except for the issuance of shares of Target capital stock pursuant to the exercise of Target Options and Target Warrants listed in the Target Disclosure Schedule and the conversion of outstanding Target Preferred Stock;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $5,000;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

          (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

          (j) made any capital expenditure or commitment individually in excess of $50,000 or in the aggregate in excess of $200,000;

          (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.14), officers, directors or shareholders or any affiliate of any of the foregoing;

          (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

          (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of Target contained in this Agreement.

     Section 3.7 TITLE AND RELATED MATTERS. Target has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Target used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $2,000 and real property leased by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to HearMe or its representatives.

     Section 3.8  PROPRIETARY RIGHTS.

          (a) Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Target's business as conducted to the date of this Agreement and as reasonably expected to be conducted following the date hereof, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Target's World Wide Web sites (including www.audiotalk.com and the other domain names listed in the Target Disclosure Schedule) or any product which has been or is being distributed or sold by Target or currently is under development by Target or has previously been under development by Target (collectively, including such Web sites, the "TARGET PRODUCTS"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "TARGET PROPRIETARY RIGHTS"). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "THIRD PARTY LICENSES") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "THIRD PARTY TECHNOLOGY") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Target is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products. All of Target's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Target Products are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Products. None of the Target Products nor the use or exploitation of any Target Proprietary Rights in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Target Disclosure Schedule, Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition ...

          (b) Target has not granted any third party any right to reproduce, distribute, market or exploit any of the Target Products or any adaptations, translations, or derivative works based on the Target Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Target Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

          (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Target Products at any stage of their development (the "TARGET COMPONENTS") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to HearMe. Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Products and Target Components as containing trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

          (d) To Target's knowledge, no employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target's knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Products or the Target Proprietary Rights.

          (e) Each person presently or previously employed by Target (including independent contractors, if any) with access authorized by Target to confidential information of Target has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to HearMe or its representatives.

          (f) No product liability or warranty claims have been communicated in writing to or threatened against Target.

          (g) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Target Proprietary Rights.

          (h) Target has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Target Proprietary Rights and other confidential information not otherwise protected by patents, patent applications or copyright ("CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation by Target or, to the best of the knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

               (i) Target has not relied upon, or utilized, or expects to rely on or utilize, any of the Founders' prior inventions as listed in the Founders' Proprietary Information and Inventions Agreement attached hereto as Exhibit D in operating Target's business.

     Section 3.9  EMPLOYEE BENEFIT PLANS.

          (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "TARGET EMPLOYEE PLANS").

          (b) Target has delivered to HearMe or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished HearMe with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code
Section 401(a).

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target

Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10 BANK ACCOUNTS. The Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  CONTRACTS.

          (a) A list of the Company's Material Contracts (the "MATERIAL CONTRACTS") is attached as Schedule 3.11(a) to the Target Disclosure Schedule. Except as identified in such Schedule 3.11(a):

               (i) Target has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Target of any Target Products or Target Proprietary Rights. Without limiting the foregoing, except as set forth on the Target Disclosure Schedule, Target has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMS") and site-license customers) any rights to reproduce, manufacture or distribute any of the Target Products, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Target's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Target Products), nor has Target granted any third party any right to market any of the Target Products under any private label or "OEM" arrangements, nor has Target granted any license of any Target trademarks or service marks.

               (ii) Target has no Third Party Licenses.

               (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target (including, without limitation, any advertising or revenue sharing arrangement).

               (iv) Target has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Target has allowed third parties to advertise on or otherwise be included in Target's World Wide Web sites) that Target currently expects to result in any loss to Target upon completion or performance thereof.

               (v) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Target "at will" and without liability, penalty or premium.

               (vi) Target has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

               (vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

               (viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

               (xi) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

     True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to HearMe or its representatives.

          (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms. Except as disclosed in the Target Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Target is not in default under or in breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of default by Target under, or breach or violation by Target of, any material provision of any Material Contract. To Target's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

          (d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that would require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

     Section 3.12 COMPLIANCE WITH LAW. Target and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Target. Target has complied with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Target's operations, and Target has at all times complied with all rules, policies and procedures established by Target from time to time with respect to the foregoing.

     Section 3.13  LABOR DIFFICULTIES; NO DISCRIMINATION.

          (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty.

          (b) There is and has not been any claim against Target or its officers or employees, or to Target's knowledge, threatened against Target or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target, nor, to the knowledge of Target, is there any basis for any such claim.

          (c) There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.14 INSIDER TRANSACTIONS. To the knowledge of Target, no affiliate ("AFFILIATE") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") of Target has any interest in any equipment or other property, real or personal, tangible or intangible of Target, including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; PROVIDED, HOWEVER, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

     Section 3.15 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. The Target Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to HearMe or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Target.

     Section 3.16 INSURANCE. The Target Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Target, and all claims made by Target under such policies. To the knowledge of Target, Target has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds in all material respects. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     Section 3.17 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 3.18 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

     Section 3.19 SUBSIDIARIES. Target has no Subsidiaries. Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     Section 3.20 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS. Target has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Target is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Target which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

     Section 3.21 CORPORATE DOCUMENTS. Target has furnished to HearMe or its representatives: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.22 NO BROKERS. Neither Target nor, to Target's knowledge, any Target shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.23 TARGET ACTION. The Board of Directors of Target, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Target and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware and California Law, and
(iii) directed that this Agreement and the Merger be submitted to Target shareholders for their approval and resolved to recommend that Target shareholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.24 OFFERS. Target is not party to or bound by any agreement with respect to, and has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than HearMe.

     Section 3.25 DISCLOSURE. None of this Agreement, its exhibits and schedules or any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to HearMe or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to HearMe all material information of which it is aware relating specifically to the operations and business of Target as of the date of this Agreement or the transactions contemplated by this Agreement.

     Section 3.26 DISCLOSURE TO SHAREHOLDERS. The information supplied by Target for inclusion in the information statement to be sent to the shareholders of Target in connection with the meeting of Target shareholders to consider the Merger (the "TARGET SHAREHOLDERS MEETING") or in connection with any written consent of shareholders of Target (such information statement as amended or supplemented is referred to herein as the "INFORMATION STATEMENT") shall not, on the date the Information Statement is first mailed to Target shareholders, at the time of the Target Shareholders Meeting, or written consent of shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Target or HearMe, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by HearMe or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Target.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF HEARME AND SUB

     HearMe and Sub jointly and severally represent and warrant to Target that, except as disclosed in a filing with the Securities and Exchange Commission (the "COMMISSION"), the statements contained in this Article IV are true and correct.

     Section 4.1 ORGANIZATION OF HEARME AND SUB. Each of HearMe and its Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on HearMe or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by HearMe free and clear of all liens, charges and encumbrances.

     Section 4.2  CAPITALIZATION.

          (a) The authorized capital stock of HearMe consists of 150,000,000 shares of Common Stock, par value $0.00005 per share ("HEARME COMMON STOCK"), and 5,000,000 shares of undesignated Preferred

Stock, par value $0.00005 per share ("HEARME PREFERRED STOCK"). As of February 29, 2000, there were (i) 24,197,926 shares of HearMe Common Stock issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) no shares of HearMe Preferred Stock issued or outstanding, (iii) warrants to purchase 364,250 shares of HearMe Common Stock at a weighted average exercise price of $14.34 per share outstanding, and (iv) options to purchase 4,245,046 shares of HearMe Common Stock at a weighted average exercise price of $11.02 per share outstanding.

          (b) The shares of HearMe's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

     Section 4.3  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

          (a) Each of HearMe and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of HearMe and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by HearMe and Sub. This Agreement and each of the Transaction Documents to which HearMe or Sub is a party constitutes, and each of the Transaction Documents to which HearMe or Sub will become a party when executed and delivered by HearMe or Sub will constitute, a valid and binding obligation of HearMe or Sub, enforceable by Target against HearMe or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered.

          (b) The execution and delivery by HearMe or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of HearMe or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which HearMe or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HearMe or Sub or any of their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on HearMe and its Subsidiaries, taken as a whole.

          (c) Neither the execution and delivery of this Agreement by HearMe or Sub or the Transaction Documents to which HearMe or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on HearMe and its Subsidiaries, taken as a whole.

     Section 4.4  COMMISSION FILINGS; FINANCIAL STATEMENTS.

          (a) HearMe has filed with the Commission and made available to Target or its representatives all forms, reports and documents required to be filed by HearMe with the Commission since February 16, 1999 (collectively, the "HEARME COMMISSION Reports"). The HearMe Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "SECURITIES ACT"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing).

contain any untrue statement of a material fact or omit to state a material fact required to be stated in such HearMe Commission Reports or necessary in order to make the statements in such HearMe Commission Reports, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the financial statements (including, in each case, any related notes) contained in the HearMe Commission Reports, including any HearMe Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of HearMe and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     Section 4.5 COMPLIANCE WITH LAWS. HearMe has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on HearMe and its Subsidiaries, taken as a whole.

     Section 4.6 INTERIM OPERATIONS OF SUB. Sub was formed by HearMe solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to HearMe, is not a party to any agreement other than this Agreement.

     Section 4.7 STOCKHOLDERS CONSENT. No consent or approval of the stockholders of HearMe is required or necessary for HearMe to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

     Section 4.8 DISCLOSURE. No statements by HearMe contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by HearMe or Sub to Target under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The information supplied by HearMe for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Target shareholders, at the time of the Target Shareholders Meeting or at the time of execution of a written consent of shareholders in lieu of such meeting and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or admit to state any material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not false or misleading.

                                    ARTICLE V

                         PRECLOSING COVENANTS OF TARGET

     Section 5.1 APPROVAL OF TARGET SHAREHOLDERS. Prior to the Closing Date and at the earliest practicable date following the date hereof, Target will solicit written consents from its shareholders seeking, or hold a Target Shareholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If Target holds a shareholders' meeting, the Board of Directors of Target will solicit proxies from Target's shareholders to vote such shareholders' shares at the Target Shareholders' Meeting. In soliciting such written consent or proxies, the Board of Directors of Target will recommend to the shareholders of Target that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with California Law and Target's Articles of Incorporation and Bylaws. Target will prepare as soon as reasonably practicable the Information Statement in form and substance reasonably acceptable to HearMe, with respect to the solicitation of written consents and/or proxies from the shareholders of Target to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information so as to permit compliance by HearMe with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of HearMe Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit E (an "INVESTOR REPRESENTATION Statement"), to be completed by each shareholder of Target and delivered to HearMe for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by HearMe of shares of HearMe Common Stock in the Merger. Within five (5) business days after the execution of this Agreement, Target will distribute the Information Statement to the shareholders of Target. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Target or HearMe, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement. The Information Statement will include the recommendation of the Board of Directors of Target in favor of adoption and approval of this Agreement and approval of the Merger.

     Section 5.2 ADVICE OF CHANGES. Target will promptly advise HearMe in writing of any event known to Target occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect without such notice constituting an admission that such representation or warranty is untrue or inaccurate.

     Section 5.3 OPERATION OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that HearMe shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify HearMe of any event or occurrence not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of HearMe:

          (a) except as provided in Section 5.6, below, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance to newly hired Target employees and ongoing consultants of up to 200,000 Target shares, on terms, including prices, with a view to causing such issuances to be done without the incurrence of compensation expense, (ii) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options or Target Warrants, which are outstanding on the date of this Agreement or (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock or (iii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

          (b) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (c) except as otherwise contemplated by Sections 2.1(e) and Section 6.5(b), accelerate, amend or change the period of exercisability or the vesting schedule of Target Restricted Shares or Target Options granted under any employee stock plan or agreements or authorize cash payments in exchange for any Target Restricted Shares or Target Options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

          (d) declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (f) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business consistent with past practice;

          (g) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except pursuant to annual raises in the ordinary course of business, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, employees or agents, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (h) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (i) amend or propose to amend its Articles of Incorporation or Bylaws;

          (j) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target);

          (k) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (l) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (m) change accounting methods;

          (n) amend or terminate any material contract, agreement or license to which it is a party;

          (o) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (p) waive or release any material right or claim;

          (q) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Target or HearMe;

          (r) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Target;

          (s) enter into any agreement outside of the ordinary course of business in which the obligation of Target exceeds $200,000 without HearMe's consent;

          (t) enter into any agreement not in the ordinary course of business;

          (u) allow any intellectual property deadline, registrations or applications to lapse; or

          (v) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (u) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     Section 5.4 ACCESS TO INFORMATION. Until the Closing, Target shall allow and shall cause its affiliates, officers and agents to allow HearMe and its agents reasonable free access during normal business hours upon reasonable notice to its properties, personnel, files, books, records, and offices, including, without limitation, any and all information relating to taxes, legal advice, commitments, contracts, leases, licenses, personnel, and personal property and financial condition and such other information and data requested by HearMe or its agents. Until the Closing, Target shall cause its accountants to cooperate with HearMe and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5 SATISFACTION OF CONDITIONS PRECEDENT. Target will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule 5.5 of the Target Disclosure Schedule required to consummate the Merger (the "MATERIAL CONSENTS").

     Section 5.6 OTHER NEGOTIATIONS. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, entertain, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than HearMe) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the assets of Target, or any acquisition of any capital stock of Target, or any material license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "ACQUISITION TRANSACTION") or enter into an agreement concerning any Acquisition Transaction with any party other than HearMe. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, (an "ACQUISITION PROPOSAL") Target shall (i) notify HearMe immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement (without any reference to HearMe). Notwithstanding the foregoing, nothing in this Section 5.6 shall be construed to restrict the ability of the Target Board of Directors to take such actions in connection with any proposed Acquisition Transactions that such Board reasonably determines in good faith based upon written advice of counsel to be required to permit it to discharge properly its fiduciary duties, PROVIDED that this qualification shall in no way affect the obligations of Target and the Target Board of Directors pursuant to Section 5.1.

     Section 5.7 GRANT OF ADDITIONAL OPTIONS. Target will issue unvested options to purchase at least 600,000 additional shares of Target Common Stock to existing employees on terms, including exercise price, mutually acceptable to HearMe and Target with a view to causing such issuances to be done without the incurrence of compensation expense, which options shall vest over a four year period, 25% on the first anniversary of the grant, and 1/48th per month thereafter.

     Section 5.8 CONSENTS. Within seven (7) days after the execution of this Agreement, Target will deliver to HearMe, valid and enforceable agreements executed by holders of at least 80% of Target's capital stock, including the holders of more than 66-2/3's% of Target's Series A Preferred Shares and 50% of Target's Series B Preferred Shares, consents in the form attached hereto as EXHIBIT A (the "CONSENTS"), pursuant to which such shareholders have, among other things, consented to the Merger and agreed to grant HearMe irrevocable proxies to vote such shares.

                                   ARTICLE VI

                PRECLOSING AND OTHER COVENANTS OF HEARME AND SUB

     Section 6.1 ADVICE OF CHANGES. HearMe and Sub will promptly advise Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of HearMe or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

     Section 6.2 RESERVATION OF HEARME COMMON STOCK. HearMe shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of HearMe Common Stock as may be issuable upon consummation of the Merger.

     Section 6.3 SATISFACTION OF CONDITIONS PRECEDENT. HearMe and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and HearMe and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4 NASDAQ NATIONAL MARKET LISTING. HearMe shall prior to the Effective Time cause the shares of HearMe Common Stock issuable to the shareholders of Target in the Merger to be authorized for listing on the Nasdaq National Market.

     Section 6.5  STOCK OPTIONS AND WARRANTS.

          (a) At the Effective Time, each outstanding Target Option under the Target Option Plan, whether vested or unvested, shall be assumed by HearMe and deemed to constitute an option (an "HEARME OPTION") to acquire the same number of shares of HearMe Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, and the Cash Component been zero (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of HearMe Common Stock deemed purchasable pursuant to such HearMe Option in accordance with the foregoing; PROVIDED, HOWEVER, that, in the case of any Target Option to which Section 422 of the Code applies ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by HearMe of the Target Options pursuant to this Section 6.5(a), Target shall be deemed to have assigned to HearMe, effective at the Effective Time, Target's right to repurchase unvested shares of Target Common Stock issuable upon the exercise of the Target Options or previously issued upon the exercise of options granted under the Target Option Plan, in accordance with the terms of the Target Option Plan and the related stock option agreements and stock purchase agreements entered into under the Target Option Plan. The vesting schedule of the Target Options shall not accelerate, and if necessary, Target shall amend the Target Option Plan to provide that such schedule will not accelerate, as a result of the Merger, PROVIDED, HOWEVER, that all options held by non-employee advisors shall vest in full at the Effective Time.

          (b) As soon as practicable after the Effective Time, HearMe shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 and Section 2.1(e) hereof). HearMe shall comply with the terms of the Target Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time, and this provision shall be interpreted consistent with that intent.

          (c) HearMe shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HearMe Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section 6.5.

          (d) Each Target Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Target Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Target Warrants (unless further action may be required by the terms of any of Target Warrants), be assumed by HearMe pursuant to such documentation as is reasonably acceptable to Target and each Target Warrant assumed by HearMe shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Target Warrants, except that (A) each such Target Warrant shall be exercisable for that whole number of shares of HearMe Common Stock (rounded down to the nearest whole share) into which the number of shares of Target Common Stock subject to such Target Warrant would be converted under Section 2.1(c) (calculated as if the Cash Component were zero), and (B) the exercise price per share of HearMe Common Stock shall be an amount equal to the exercise price per share of Target Common Stock subject to such Target Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying Target Warrants shall be deemed to refer to HearMe. HearMe further agrees that, notwithstanding any other term of this
Section 6.5(d) to the contrary, if required under the terms of Target Warrants or if otherwise appropriate under the terms of Target Warrants, it will execute a supplemental agreement with the holders of Target Warrants to effectuate the foregoing. No payment shall be made for fractional shares. HearMe shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of HearMe Common Stock that will become subject to warrants to purchase HearMe Common Stock ("HEARME WARRANTS") pursuant to this Section 6.5(d), (ii) from and after the Effective Time, upon exercise of the HearMe Warrants in accordance with the terms thereof, make available for issuance all shares of HearMe Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Target Warrant a document evidencing the foregoing assumption by HearMe.

     Section 6.6  REGISTRATION OF SHARES ISSUED IN THE MERGER.

          (a) REGISTRABLE SHARES. For purposes of this Agreement, "REGISTRABLE SHARES" shall mean the shares of Acquiror Common Stock issued in the Merger, including any and all Escrow Shares, and the shares of Acquiror Common Stock issuable upon the exercise of the Target Warrants assumed by Acquiror pursuant to Section 6.5(d), but excluding shares of Acquiror Common Stock issued in the Merger or issuable upon the exercise of the Target Warrants that have been sold or otherwise transferred by the shareholders of Target who initially received such shares in the Merger or by the holder of the Target Warrants prior to the effective date of the Registration Statement (as defined below) (collectively, the "HOLDERS"); provided however, that a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 6.6 and such underlying beneficial owners shall be entitled to the same rights under this Section 6.6 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 6.6.

          (b) REQUIRED REGISTRATION. Acquiror shall prepare and file with the Commission a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "REGISTRATION STATEMENT") prior to May 5, 2000, and shall use all reasonable efforts to have such Registration Statement be declared effective as soon as possible thereafter. Acquiror shall effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of all Registrable Shares (PROVIDED, HOWEVER, that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction), and in each case Acquiror will use its best efforts to cause such Registration Statement and all other such registrations, qualifications and compliances to become effective as soon as practicable thereafter.

          (c) EFFECTIVENESS; SUSPENSION RIGHT.

               (i) Acquiror will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the first anniversary of the Closing Date (the "REGISTRATION EFFECTIVE PERIOD"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

               (ii) Following the date on which the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to the terms of the Shareholders Agreements and to Section 6.7 below) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

               (iii) Notwithstanding any other provision of this Section 6.6 but subject to Section 6.7, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Acquiror (the "SUSPENSION RIGHT"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Acquiror will promptly give the Holders notice of any such suspension and prompt notice of the cessation of such suspension. Acquiror will use all reasonable efforts to minimize the length of the suspension.

          (d) EXPENSES. The costs and expenses to be borne by Acquiror for purposes of this Section 6.6 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Acquiror, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, or any legal fees and disbursements of counsel for the selling Holders.

          (e) INDEMNIFICATION.

               (i) To the extent permitted by law, Acquiror will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.6(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder as of the date of such sale.

               (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.6(e)(ii) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.6(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this
Section 6.6(e)(ii) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement.

               (iii) Each person entitled to indemnification under this Section 6.6(e) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (iv) To the extent that the indemnification provided for in this
Section 6.6(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 6.7  PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.

          (a) NOTICE AND APPROVAL. If any Holder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Acquiror of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Acquiror shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two (2) trading-day period, Acquiror may delay, consistent with Acquiror's obligations under Section 6.6(c)(iii) to minimize any delay, the resale by such Holder of any Registrable Shares pursuant to the Registration Statement only if a sale pursuant to the Registration Statement in its then current form without the addition of material, non-public information about Acquiror could reasonably constitute a violation of the federal securities laws; PROVIDED, HOWEVER, that in order to exercise this right, Acquiror must deliver a certificate in writing to the Holder to such effect not later than the close of business on the second trading day following receipt of any notice from any Holder indicating an intent to sell any Registrable Shares, provided that such notice from such Holder shall have included a working facsimile number for purposes of delivery of such response from Acquiror. Notwithstanding the foregoing, Acquiror will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) during the Registration Effective Period and, upon written request of any Holder, will notify such Holder of the commencement date and ending date of each such 20-day period.

          (b) DELIVERY OF PROSPECTUS. For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Acquiror covering the Registrable Shares in the form furnished to the Holder by Acquiror to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

          (c) COPIES OF PROSPECTUSES. Subject to the provisions of this Section 6.7, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Acquiror shall, within two (2) trading days following the request, furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     Section 6.8 CERTAIN EMPLOYEE BENEFIT MATTERS. From and after the Effective Time, employees of Target at the Effective Time (each, an "TARGET EMPLOYEE") will be provided with employee benefits by the Surviving Corporation or HearMe which in the aggregate are no less favorable to such employees than those provided from time to time by HearMe to its similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of HearMe, such employee shall be given credit for all service prior to the Effective Time with Target to the extent permissible under such plan, program, policy or arrangement.

                                   ARTICLE VII

                                OTHER AGREEMENTS

     Section 7.1 CONFIDENTIALITY. Each party acknowledges that HearMe and Target have executed a Mutual Confidential Information Non-Disclosure Agreement dated January 18, 2000 (the "CONFIDENTIALITY AGREEMENT"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2 NO PUBLIC ANNOUNCEMENT. Each of HearMe and Target agrees that neither it nor any of their respective representatives, officers, directors, agents, shareholder or affiliates shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party prior to the public announcement of the transactions contemplated hereby. All public announcements with respect to this Agreement or the transactions contemplated hereby will be made upon the mutual agreement of the parties and only after each party has had the opportunity to review and comment on the proposed public announcement.

     Section 7.3 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Target and HearMe shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.4 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 7.5 ESCROW AGREEMENT. On or before the Effective Time, HearMe shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Shareholders' Agents (as defined in Section 10.9), to enter into an Escrow Agreement in substantially the form attached hereto as EXHIBIT F.

     Section 7.6 FIRPTA. Target shall, prior to the Closing Date, provide HearMe with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying HearMe's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to

HearMe, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for HearMe to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.7 BLUE SKY LAWS. HearMe shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the HearMe Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist HearMe as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of HearMe Common Stock in connection with the Merger.

     Section 7.8 OTHER FILINGS. As promptly as practicable after the date of this Agreement, Target and HearMe will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or HearMe, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) SHAREHOLDER APPROVAL. The shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with California Law and Target's Articles of Incorporation, shall have approved this Agreement and the Merger.

          (b) APPROVALS. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by HearMe after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

          (d) NASDAQ. The shares of HearMe Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq Stock Market.

          (e) TAX OPINION. Target shall have received the opinion dated the Closing Date of Ritchey Fisher Whitman & Klein to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of HearMe, Sub and Target.

     Section 8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF HEARME AND SUB. The obligations of HearMe and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by HearMe and Sub:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and HearMe shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF TARGET. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and HearMe shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

          (c) BLUE SKY LAWS. HearMe shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of HearMe Common Stock pursuant to the Merger.

          (d) DISSENTING SHAREHOLDERS. Holders of no more than five percent (5%) of Target's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under California Law as to such shares.

          (e) ESCROW AGREEMENT. The Escrow Agent and Shareholders' Agents shall have executed and delivered to HearMe the Escrow Agreement and such agreement shall remain in full force and effect.

          (g) ANCILLARY AGREEMENTS. Each of the SHAREHOLDERs Agreements, the Noncompetition Agreements and the Stock Repurchase Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

          (h) FOUNDERS' INVENTION AGREEMENT. Each of the Founders have executed and delivered concurrently with the execution of this Agreement a Founders' Invention Agreement attached hereto as Exhibit G.

          (h) OPINION OF TARGET'S COUNSEL. HearMe shall have received an opinion dated the Closing Date of Ritchey Fisher Whitman & Klein, counsel to Target, as to the matters set forth on EXHIBIT H.

          (i) APPROVALS. All authorizations, consents (including the Material Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

          (j) BOARD RESIGNATIONS. Target shall have received written letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

          (l) SECURITIES EXEMPTION. Each shareholder of Target shall have executed and delivered to HearMe an Investor Representation Statement and, based upon the information supplied in such Investor Representation Statement, HearMe shall have reasonably concluded that the issuance of shares of HearMe Common Stock shall be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and Regulation D promulgated thereunder.

     Section 8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
Target:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HearMe and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of HearMe by the chief financial officer of HearMe to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF HEARME AND SUB. HearMe and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of HearMe by the chief financial officer of HearMe to such effect.

          (c) OPINION OF HEARME'S COUNSEL. Target shall have received an opinion dated the Closing Date of Venture Law Group, counsel to HearMe, as to the matters set forth on EXHIBIT H.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

     Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of HearMe and Target;

          (b) by either HearMe or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

          (c) by HearMe or Target, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

          (d) by HearMe, by giving written notice to Target, if the Closing shall not have occurred on or before May 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by HearMe of any representation, warranty, or covenant of HearMe contained in this Agreement or HearMe's failure to fulfill a condition precedent to closing or other default);

          (e) by Target, by giving written notice to HearMe, if the Closing shall not have occurred on or before May 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default);

          (f) by HearMe, by giving written notice to Target, if the required approvals of the shareholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of shareholders, duly convened therefor or at any adjournment thereof;

          (g) by Target, by giving written notice to HearMe at least two business days prior to the scheduled Closing Date, if the Average Closing Stock Price is less than $19.05, unless HearMe shall elect, by giving Target written notice at least one business day prior to the scheduled Closing Date, of its intention to issue additional shares of HearMe Common Stock, or to pay additional cash, so that the sum of (i) the amount of cash to be paid in the Merger (including the Cash Component and the additional cash to be paid pursuant to such election) and (ii) the product of the total number of shares to be issued in the Merger (including the Total Consideration Shares and the additional shares, if any, to be issued pursuant to such election, and including shares of HearMe Common Stock issuable upon exercise of Target Options or Target Warrants assumed by HearMe in the Merger) and the Average Closing Price equals $100,000,000; or

          (h) by HearMe if Target shall have failed to deliver the Consents in accordance with Section 5.8 hereof.

     Section 9.2 EFFECT OF TERMINATION. (a) If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto except as provided in paragraph (b) below, provided that, if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party, (b) failure of either party to perform a covenant hereof or (c) material breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 7.2, 9.2, 9.3(a), 11.6 and 11.5 shall survive any termination hereof pursuant to Section 9.1.

     (b) In the event that (i) this Agreement is terminated by HearMe pursuant to Section 9.1(c), (ii) any Person shall have made an Acquisition Proposal, and
(iii) any Person and Target close a definitive agreement with respect to an Acquisition Proposal within nine (9) months of such termination, then upon closing of such transaction, Target shall pay to HearMe, by wire transfer of same day funds, within two (2) business days after such amount becomes due, a termination fee of five percent (5%) of the value of Target based upon such definitive agreement. The amount payable pursuant to this Section 9.2(b) constitutes liquidated damages and not a penalty, and is the sole and exclusive remedy of HearMe with respect to events giving rise to an obligation to make such payment, and HearMe shall not be entitled to any direct or indirect damages, including without limitation any incidental, special, exemplary or consequential damages, in connection with any such event.

     (c) In the event that this Agreement is terminated by the Target pursuant to Section 9.1(c), then HearMe shall pay to Target, by wire transfer of same day funds, two (2) business days after such amount becomes due, a termination fee of $6,000,000. The amount payable pursuant to this Section 9.2(c) constitutes liquidated damages and not a penalty, and is the sole and exclusive remedy of Target with respect to events giving rise to an obligation to make such payment, and Target shall not be entitled to any direct or indirect damages, including without limitation any incidental, special, exemplary or consequential damages, in connection with any such event.

     Section 9.3  FEES AND EXPENSES.

          (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its shareholders in connection with the Merger shall be deemed expenses of the shareholders of Target to the extent such fees and expenses exceed $150,000, and shall be borne by the shareholders of Target to such extent and will not become obligations of Target. Target will make arrangements for the payments of such fees acceptable to HearMe. Any such fees and expenses in excess of $150,000 incurred by Target shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the damage threshold as contemplated by Section 10.3.

                                    ARTICLE X

                           ESCROW AND INDEMNIFICATION

     Section 10.1 INDEMNIFICATION. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro

Rata Portion, indemnify and hold HearMe harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "DAMAGES") that HearMe has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this
Agreement, ... ...HearMe, Target and Sub acknowledge and agree, and the Former
Target Shareholders, by their approval of this Agreement and their execution of the Shareholders Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud or intentional misrepresentation.

     Section 10.2 ESCROW FUND. As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by HearMe with the reasonable consent of Target) as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund (the "ESCROW FUND") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Target Shareholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and HearMe shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Target Shareholders directly or personally, and the sole recourse of HearMe shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

     Section 10.3 DAMAGE THRESHOLD. Notwithstanding the foregoing, the Former Target Shareholders shall have no liability under Section 10.1 and HearMe may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of HearMe's Damages in excess of ... has been delivered to the Shareholders' Agents and to the Escrow Agent; PROVIDED, HOWEVER, that after an
Officer's Certificate or Certificates for an aggregate of .... in Damages has been delivered, HearMe shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates.

     Section 10.4 ESCROW PERIODS. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the reasonable judgment of HearMe, subject to the objection of the Shareholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of HearMe (an "OFFICER'S CERTIFICATE"):

          (i) Stating the aggregate amount of HearMe's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

          (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to HearMe out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

     Section 10.6 VALUATION. For the purpose of compensating HearMe for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to HearMe in respect of a claim for Damages shall be the Stock Value, or if HearMe makes the election referred to in Section 9.1(g), the Average Closing Price.

     Section 10.7 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agents (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section
10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.4, PROVIDED that no such delivery may be made if the Shareholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to HearMe prior to the expiration of such thirty (30) day period.

     Section 10.8  RESOLUTION OF CONFLICTS.

          (a) In case the Shareholders' Agents shall so object in writing to any claim or claims by HearMe made in any Officer's Certificate, HearMe shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agents and HearMe shall attempt in good faith for thirty (30) days to agree upon the rights of the respective paRTIes with respect to each of such claims. If the Shareholders' Agents and HearMe should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either HearMe or the Shareholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both paRTIes agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, HearMe (on the one hand) and the Shareholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.9  SHAREHOLDERS' AGENTS.

          (a) Frank Chu and Corey Gates shall be constituted and appointed as agents (the "SHAREHOLDERS' AGENTS") for and on behalf of the Former Target SHAREHOLDERs to give and receive notices and communications, to authorize delivery to HearMe of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by HearMe, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the SHAREHOLDERs' Agents for the accomplishment of the foregoing. All actions of the SHAREHOLDERs' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to HearMe. No bond shall be required of the SHAREHOLDERs' Agents, and the SHAREHOLDERs' Agents shall receive no compensation for services. Notices or communications to or from the SHAREHOLDERs' Agents shall constitute notice to or from each of the Former Target SHAREHOLDERs.

          (b) The SHAREHOLDERs' Agents shall not be liable for any act done or omitted hereunder as SHAREHOLDERs' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target SHAREHOLDERs shall severally and pro rata, in accordance with their Pro Rata PoRTIon, indemnify the SHAREHOLDERs' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the SHAREHOLDERs' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

          (c) The SHAREHOLDERs' Agents shall have reasonable access to information about Target and HearMe and the reasonable assistance of Target's and HearMe's officers and employees for purposes of performing their duties and exercising their rights under this ARTIcle X, PROVIDED that the SHAREHOLDERs' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or HearMe to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10 ACTIONS OF THE SHAREHOLDERS' AGENTS. A decision, act, consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Target Shareholders for whom shares of HearMe Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and HearMe may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and HearMe are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.11 CLAIMS. In the event HearMe becomes aware of a third-party claim which HearMe believes may result in a demand against the Escrow Fund, HearMe shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Target Shareholders for whom shares of HearMe Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. HearMe shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that HearMe may not effect the settlement of any such claim without the consent of the Shareholders' Agents, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agents have consented to any such settlement, the Shareholders' Agents shall have no power or authority to object to the amount of any claim by HearMe against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS. All representations, warranties, covenants and agreements of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of HearMe until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of HearMe contained in this Agreement shall terminate as of the Effective Time, PROVIDED that the covenants and agreements contained in Sections 6.5, 6.6, 6.7, 6.8, and 9.3 shall survive the Closing and shall continue in full force and effect.

     Section 11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)      if to HearMe or Sub:

                   HearMe
                   665 Clyde Avenue
                   Mountain View, CA  94043
                   Attention:  Chief Executive Officer
                   Fax No:
                   Telephone No:  (650) 429-3900

                   with a copy to:

                   Venture Law Group
                   A Professional Corporation
                   2775 Sand Hill Road
                   Menlo Park, California  94025
                   Attention:   Steven J. Tonsfeldt
                   Fax No:
                   Telephone No:  (650) 854-4488

          (b)      if to Target, to:

                   AudioTalk Networks, Inc.
                   1901 Landings Dr.
                   Mountain View, CA 94043
                   Attention: Frank Chu
                   Fax No:
                   Telephone No: (650) 988-2040

                   with a copy to:

                   Ritchey Fisher Whitman & Klein
                   1717 Embarcadero Road
                   Palo Alto, CA 94303
                   Attention: Terrence Kelly
                   Fax No:
                   Telephone No: (650) 857-1717

     Section 11.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "WITHOUT LIMITATION." Whenever the words "TO THE KNOWLEDGE OF TARGET" or "KNOWN TO TARGET" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of the Founders and all other executive officers of Target.

     Section 11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder.

     Section 11.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

     Section 11.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the PARTIes and their respective successors and assigns.

     Section 11.8 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Target, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, HearMe, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   HEARME


                                   By: /s/Paul Matteucci
                                       -------------------------

                                   Title: President & CEO
                                          ----------------------


                                   AT ACQUISITION CORP.

                                   By: /s/Paul Matteucci
                                       -------------------------

                                   Title: President
                                          ----------------------


                                   AUDIOTALK NETWORKS, INC.


                                   By: /s/Frank Chu
                                       -------------------------

                                   Title: President
                                          ----------------------

                                    EXHIBIT A

                                     CONSENT

                                    EXHIBIT A

                            ACTION BY WRITTEN CONSENT

                             OF THE SHAREHOLDERS OF

                            AUDIOTALK NETWORKS, INC.

                                 MARCH 10, 2000

         In accordance with Section 603 of the California Corporations Code and
Section 2.12 of the Bylaws of AudioTalk Networks, Inc., a California corporation (the "COMPANY"), the undersigned shareholders hereby adopt the following resolutions, effective as of the date first written above:

1.       MERGER TRANSACTION

         RESOLVED: That the merger of AT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HearMe, a Delaware Corporation, with and into the Company with the Company surviving as a wholly-owned subsidiary of HearMe (the "MERGER") is hereby approved and the terms of the Agreement and Plan of Merger and Certificate of Merger, in the form attached hereto as EXHIBIT A, together with all agreements and documents contemplated thereby (collectively, the "RELATED AGREEMENTS"), are hereby adopted and approved; provided, however, that the officers of the Company are hereby authorized to make such changes and amendments to such Merger Documents as they may deem necessary or appropriate.

         RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to execute and deliver on behalf of the Company the Related Agreements and thereafter to cause the Company to perform all of its obligations and duties with respect to such agreements.

         RESOLVED FURTHER: That the prior actions by the officers of the Company in connection with the Merger and the Related Agreements are hereby approved, adopted and ratified.

         RESOLVED FURTHER: That the Company's shareholders waive any notice with respect to the Merger to which such shareholders may be entitled pursuant to the Company's Restated Articles of Incorporation, or any agreements among the Company and any or all of such shareholders.

         RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to execute and deliver all documents and take such additional actions as may be necessary or appropriate to carry out the intent of the foregoing resolutions.

2.       OMNIBUS RESOLUTION

         RESOLVED: That the officers of the Company are authorized and empowered to make, provide, execute, deliver and file all statements, representations, applications, agreements, certificates, payments, notifications and other documents and instruments, and to take or cause to be taken all such action as may be necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions, all of which actions to be taken or previously taken are hereby ratified and confirmed in all respects.

                            [SIGNATURE PAGE FOLLOWS]

         This Consent may be signed in one or more counterparts, and delivered by facsimile, each of which shall be deemed an original and all of which together will constitute one instrument. This Consent was executed as of date first set forth above.

                                   SHAREHOLDER

                                   By:/s/ Kulin R Tantod
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Michael Chiu
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Ketan Tantod
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Shane Moore
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Chuck Chan
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Lily Miao
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Charles Herrera
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Michael Wehle
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Bing Chen
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Fernando Sibayan
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Rong Kuo Wei
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Frank Chu On Behalf of Jim Chu
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Bren C Smith
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Scott Brear
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Katherine Kwan
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Aruna Erra
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Bruce Kwan
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  Maria Diana Medina
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Shelley Prill
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Kingston Choy
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Craig & Suzanne Mchugh
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Kyle Allen Yoshioa
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Michelle Varno
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Ed Brayman
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ David W. Roberts
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Matthew Micklin
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Virgil Dobjanschi
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Au Revokable Trust
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/  David Weng
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  Dan Wright
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  WQ Investments LLC
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  Luan Wan Wey
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Roger Su
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Kwok-lung Matthew Tong
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Douglas W. Tsui
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Devadas Varma
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Paul Steiner
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Corey Gates
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Erika Rottenberg
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Corey and Maggie Gates
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Tim Riley
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Pacific Line Investment
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Roger Ying Lo and Catherine Ka Wai
                                      ------------------------------------------
                                   Wong (Lo Family Trust)
                                   ---------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Chon Kar Leow
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ C. Hock Leow
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Mark M. Lee
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  M. H Lalif
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Mark Kaleem
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Weibing Hung
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Tony Huang
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Daniel Tsz-tak Ho
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ B.s. Gill
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Ng Leh Long (CTI Limited)
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ John Chu
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Chiu Living Trust
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Jerry Chen
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Kevin L. Cheek
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Paul A. Bock
                                      ------------------------------------------

                                   SHAREHOLDER

                                   By:/s/ Bel Air Internet Partners
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Angel Investors II, L.P.
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  Mike Hewitt
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Shi-wei Chu, Sho Mei Chu
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Warren J. Kaplan
                                      ------------------------------------------



                                   SHAREHOLDER

                                   BY: /s/ Wendy Hui
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Julia Yeh and Chin-chou Lee
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/  Chen Kar Leow
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Gene Choy
                                      ------------------------------------------



                                   SHAREHOLDER

                                   By:/s/ Soheil Mallick
                                      ------------------------------------------



                                   SHAREHOLDER

                                   BY:/s/ William Tai
                                      ------------------------------------------



                                   SHAREHOLDER

                                   BY:/s/ Lawrence Kwan
                                      ------------------------------------------

                                    EXHIBIT B

                            NON-COMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (this "AGREEMENT") is entered into as of March 10, 2000, by and between HearMe, a Delaware corporation ("HEARME") and ___________________ ("INDIVIDUAL"), an employee of AudioTalk Networks, Inc., a California Corporation ("AUDIOTALK").

                                    RECITALS

         A. AudioTalk is engaged in the business of providing full duplex, interactive voice services (including PC to phone capabilities) to Internet businesses and enabling technology, turnkey services and infrastructure that that allow for point to point and multi user voice communications to applications and services without installing additional hardware and software (the "BUSINESS").

         B. Individual is a stockholder and an employee of AudioTalk an has confidential and proprietary information relating to the business and operation of AudioTalk.

         C. Individual's covenant not to compete with HearMe, as reflected in this Agreement, is an essential part of the transactions described in that certain Agreement and Plan of Merger dated as of March 10, 2000 (the "MERGER AGREEMENT"), among HearMe, AT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of HearMe ("SUB"), and AudioTalk, whereby AudioTalk will be merged with and into Sub (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "MERGER").

         D. As a condition to its willingness to enter into the Merger Agreement, AudioTalk has required that Individual agree, and Individual has agreed, to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

         E. References to HearMe hereinafter shall include all subsidiaries of HearMe and shall include AudioTalk which is the surviving corporation in the Merger.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and to induce HearMe to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:

         1.       NONCOMPETITION.


                  (a) Individual and HearMe agree that due to the nature of Individual's employment with AudioTalk, Individual has confidential and proprietary information relating to the business and operations of AudioTalk. Individual acknowledges that such information is of importance to the Business and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to AudioTalk and, following the Merger, HearMe.

                  (b) During the period which shall commence at the Effective Time and shall terminate on the earlier of: (i) the second anniversary of the Effective Time, (ii) a termination without cause as "cause" is defined in the Individual's Founder's Stock Purchase Agreement; or (iii) a Corporate Transaction as defined in the Individual's Founder's Stock Purchase Agreement (such period, the "RESTRICTED PERIOD"); Individual shall not directly or indirectly (including without limitation, through any Affiliate (as defined below) of Individual), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant in i) the companies listed on EXHIBIT A or any of their respective controlled Affiliates to the extent that Individual's relationship , employment by or participation with such companies that devote 20% or more of its resources to engaging in the Business or generating 20% or more of its gross revenues or earnings from any entity or business, or any division, group, or other subset of any business engaged in the Business; or ii) any entity or business, or any division, group, or other subset of any business engaged in the Business devoting 20% or more of its resources to engaging in or developing a business engaged in the Business or generating 20% or more of its gross revenues or earnings from a business engaged in the Business.

                  (c) Notwithstanding the foregoing provisions of Section 1(b) and the restrictions set forth therein, Individual may own securities in any publicly held corporation that is covered by the restrictions set forth in
Section 1(b), but only to the extent that Individual does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

                  (d) The restrictions set forth in Section 1(b) shall apply worldwide (the "BUSINESS AREA").

                  (e) "AFFILIATE" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

         2. NONSOLICITATION OF HEARME EMPLOYEES. During the Restricted Period, Individual shall not, without the prior written consent of HearMe, directly or indirectly (including without limitation, through any Affiliate of Individual), solicit, request, cause or induce any person who is at the time, an employee of or a consultant of HearMe to leave the employ of or terminate such person's relationship with HearMe.

         3. NONSOLICITATION OF CUSTOMERS. During the Restricted Period, Individual shall not, directly or indirectly (including without limitation, through any Affiliate of Individual) (i) solicit, induce or attempt to induce any customer of HearMe, including but not limited to any customer of AudioTalk that was a customer of HearMe or AudioTalk while the Individual was an employee of HearMe or AudioTalk, as the case may be, or during the Restricted Period, to cease doing business in whole or in part with HearMe with respect to the Business; (ii) attempt to limit or interfere with any business agreement or relationship existing between HearMe and/or its Affiliates with any third party; or (iii) make materially false statements, or take intentional actions, which are intended to disparage the business reputation of HearMe (or its management team) or take any intentional actions which are intended to result in material harm to HearMe's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public.

         4. CONFIDENTIALITY. Prior to the Effective Time, Individual will execute HearMe's standard employee proprietary information and inventions agreement in the form attached hereto as EXHIBIT B.

         5. STAY OF TIME. In the event that either party shall request a court of competent jurisdiction (collectively a "Court") or other entity or person mutually selected by the parties to determine whether the Individual has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall resume on the date of the final order or remedy that the Court or other entity or person rules or determines that such violation occurred.

         6. INJUNCTIVE RELIEF. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Individual of the provisions of Sections 1, 2 or 3 of this Agreement, AudioTalk and HearMe shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting AudioTalk or HearMe from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

         7. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by the Business and each county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this

Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Individual that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Individual that are reasonable in light of the circumstances as they then exist and as are necessary to assure AudioTalk and HearMe of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure HearMe of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

         8. SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

         9. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

         10. AMENDMENTS AND WAIVERS. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

         11. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

         12. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts and delivered by facsimile, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

         13. SECTION HEADINGS. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

         14. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that HearMe and AudioTalk may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the Business.

         15. FURTHER ASSURANCES. From time to time, at HearMe's request and without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by AudioTalk or HearMe to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

         16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to HearMe:

                                            HearMe
                                            665 Clyde Avenue
                                            Mountain View, CA  94043
                                            Attention:  Chief Executive Officer

                                            with a copy to:

                                            Venture Law Group
                                            A Professional Corporation
                                            2775 Sand Hill Road
                                            Menlo Park, CA  94025
                                            Attention:  Steven J. Tonsfeldt

                   (b)     if to Individual:

                           to the address set forth below the name of Individual on the signature page hereof.

         17. EFFECTIVENESS. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

         18       DEFINED TERMS.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

                                    ********

  IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.




                                       By:     /s/ Frank Chu
                                              ------------------------------
                                       Name:   Frank Chu
                                              ------------------------------

                                       Title:  President
                                              ------------------------------



                                       _____________________________________
                                       Name:
                                       Address:



















                        ****NONCOMPETITION AGREEMENT****

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.




                                       By:     /s/ Virgil Dobjanschi
                                              ------------------------------
                                       Name:   Virgil Dobjanschi
                                              ------------------------------

                                       Title:
                                              ------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.



                                       By:     /s/ Corey Gates
                                              ------------------------------
                                       Name:   Corey Gates
                                              ------------------------------

                                       Title:
                                              ------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.


                                       HEARME


                                       By:     /s/ Paul Matteucci
                                              ------------------------------
                                       Name:   Paul Matteucci
                                              ------------------------------

                                       Title:
                                              ------------------------------



                                       _____________________________________
                                       Name:
                                       Address:

                                    EXHIBIT A

         ....

                                    EXHIBIT B

        FORM OF EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                  SEE EXHIBIT D

                                    EXHIBIT C

                                   EXHIBIT C

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is entered into as of March 10, 2000, among HearMe, a Delaware corporation ("HEARME"), and the undersigned Stockholder ("STOCKHOLDER") of AudioTalk Networks, Inc., a California corporation ("AUDIOTALK").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, HearMe, AudioTalk and AudioTalk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HearMe ("MERGER SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of AudioTalk with and into Merger Sub and the conversion of each outstanding share of AudioTalk's capital stock into shares of HearMe Common Stock.

         B. In the Merger, outstanding shares of AudioTalk capital stock, including any such shares owned by Stockholder, will be converted into the right to receive shares of HearMe Common Stock (the "SHARES") subject to the terms of, and as set forth in, the Merger Agreement.

         C. At the time of issuance to the Stockholder, the Shares to be received by Stockholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), but will have been issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

         D. Pursuant to the terms of the Merger Agreement, after the Effective Time (as defined in the Merger Agreement), HearMe will prepare and file with respect to the Shares a registration statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act, to permit Stockholder, to sell the Shares registered for sale under the Registration Statement.

         E. In order to induce HearMe to enter into the Merger Agreement and to grant such registration rights, Stockholder is willing to agree to be bound by certain requirements and to execute and deliver this Agreement.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

             1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges and understands that the representations, warranties and covenants made by Stockholder set forth herein shall be relied upon by HearMe, AudioTalk, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement (including the Escrow Agreement attached thereto as EXHIBIT F) and has discussed the requirements of this Agreement with Stockholder's professional advisors to the extent Stockholder has deemed necessary.

             2. STOCKHOLDER'S REPRESENTATIONS. Stockholder represents, warrants and covenants that:

                  (a) ACQUIRE SOLELY FOR OWN ACCOUNT. The Shares to be received by Stockholder in the Merger will be acquired for investment for Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended. Stockholder does not presently have any contract, understanding, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party with respect to any of the Shares.

                  (b) RESTRICTED SECURITIES. Stockholder understands that the Shares will be "restricted securities" under applicable federal and state securities laws. Accordingly Stockholder will not make any sale, transfer, or other disposition of Shares unless (i) such sale, transfer, or other disposition is within the applicable limitations of and in compliance with Rule 144 promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of Shares, or
(iii) such distribution of Shares has been registered under the Securities Act. Stockholder has no present intention to sell or otherwise dispose of the Shares and is acquiring such Shares for investment and not with a view to resale or distribution in a manner that would violate applicable securities laws.

                  (c)  INFORMATION CONCERNING HEARME AND AUDIOTALK.

                       (i) Stockholder, either alone or together with his or her purchaser representative (the "PURCHASER REPRESENTATIVE"), has had the opportunity to ask questions of, and obtain any additional information reasonably available to HearMe and AudioTalk with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and Stockholder, either alone or together with the Purchaser Representative, has received all such information as Stockholder or the Purchaser Representative deems necessary and appropriate to enable Stockholder, either alone or together with the Purchaser Representative, to evaluate the risks and merits of the Merger and the Shares.

                       (ii) If Stockholder has retained a Purchaser Representative, Stockholder has been informed in writing by the Purchaser Representative of any material relationship between the Purchaser Representative and its affiliates and HearMe and its affiliates that currently exists, that is understood to be contemplated or has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship, and has, to the extent necessary to evaluate the risks and merits of the Merger, relied upon the advice of the Purchaser Representative in connection with the Merger;

                       (iii) Stockholder acknowledges he or she has previously received (A) an Information Statement from AudioTalk's Board of Directors soliciting the consent of AudioTalk's Stockholders to the Merger, (B) a copy of the Merger Agreement and (C) a copy of HearMe's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

                  (d) ECONOMIC RISK. Stockholder, either alone or together with the Purchaser Representative, can look after Stockholder's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger; and is able to acquire the Shares without impairing Stockholder's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Stockholder's investment. Stockholder has not been organized solely for the purpose of acquiring the Shares.

             3.   RESTRICTIONS ON AND PROCEDURE FOR SALES.

                  (a) LEGEND. Stockholder understands that all certificates representing Shares deliverable to Stockholder pursuant to the Merger shall, until the occurrence of one of the events referred to below, bear a legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MARCH __, 2000 BETWEEN THE HOLDER OF THIS CERTIFICATE AND HEARME, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY HEARME TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         HearMe, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares which are required to bear such legend.

             4. INFORMATION FOR USE IN REGISTRATION STATEMENT. In connection with any Registration Statement being prepared by HearMe to register the Shares to permit Stockholder to sell the Shares registered for sale under the Registration Statement, the Stockholder represents and warrants that the information set forth below is true, accurate and complete:

                  (a) Except as described on Schedule 4 hereto, the undersigned has not had a material relationship with HearMe or any of its predecessors or affiliates within the last three years, except that the undersigned has been a Stockholder, officer, director, advisor or employee of AudioTalk.

                  The term "material relationship" has not been defined by the Commission. However, the Commission has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that the undersigned would have such a relationship, for example, with any organization of which the undersigned is an officer, director, trustee or partner or in which the undersigned owns, directly or indirectly, 10% or more of the outstanding voting stock, or in which the undersigned has some other substantial interest, and with any person or organization with whom the undersigned has, or with whom any relative or spouse of the undersigned (or any other person or organization as to which the undersigned has any of the foregoing other relationships) has, a contractual relationship.

                  (b) The undersigned acknowledges that the anti-manipulation rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales of the Shares owned by the undersigned and to the activities of the undersigned and his or her affiliates.

                  (c) Stockholder represents, warrants and covenants to HearMe to provide such additional information related to the Stockholder as shall be reasonably requested by HearMe to enable HearMe to cause any registration statement to comply with the Securities Act and the rules and regulations thereunder and that the information so provided is and will be true, accurate and complete in all material respects. Stockholder understands that such information is being provided to HearMe specifically for use in, or in connection with, a registration statement and the prospectus contained therein, and has executed this Agreement with such knowledge.

             5. ACCESS TO INFORMATION. Stockholder acknowledges that HearMe is a publicly held company that files reports and other information under the Exchange Act with the Commission and with the National Association of Securities Dealers, Inc. Stockholder further acknowledges the availability of information about HearMe through such reports and other information.

             6. ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION. Stockholder approves and agrees to be bound by all provisions of Section 2.2 and Article X of the Merger Agreement and the Escrow Agreement attached as EXHIBIT F to the Merger Agreement. Without limiting the generality of the foregoing, Stockholder consents and agrees to the appointment of Stockholders' Agent pursuant to
Article X of the Merger Agreement and to the indemnification obligations provided for in Section 10.8(b) of the Merger Agreement.

             7. CONFIDENTIALITY. Stockholder agrees to at all times keep confidential and not divulge, furnish or make accessible to anyone any information regarding or relating to the signing of the Merger Agreement or the Closing of the Merger until HearMe has publicly announced the Merger or such other time as requested by HearMe.

             8. TERMINATION OF CERTAIN AGREEMENTS. AudioTalk and each Stockholder acknowledge and agree that each of (i) Series A and B Investors Rights Agreement by and among the Company, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, Frank Chu, Corey Gates and Virgil Dobjanschi (the "Founders"), dated August 16, 1999; (ii) Amended and Restated Series A and B Shareholder Agreement by and among the Company, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the Founders dated December 15, 1999; (iii) Series A and B voting Agreement by and among the Company, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the Founders, dated August 16, 1998, as amended by the First Amendment to Series A and B Voting Agreement, dated December 13, 1999 shall each terminate and be of no further force or effect as of the Closing Date (as defined in Merger Agreement) of the Merger.

             9.   MISCELLANEOUS.

                  (a) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                  (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

                  (e) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited

                            [Signature Page Follows.]

      Executed as of the date shown on the first page of this Agreement.

                                          HEARME

                                          By:  /s/ Paul Matteucci
                                               ----------------------------
                                               Name: Paul Matteucci
                                                     ----------------------
                                               Title:
                                                     ----------------------


                                          STOCKHOLDER

                                          By:  /s/ RFWK Distributions
                                               ----------------------------
                                          Name of Stockholder:RFWK Distributions


                                          STOCKHOLDER

                                          By:  /s/ David Weng
                                               ----------------------------

                                          Name of Stockholder:  David Weng


                                          STOCKHOLDER

                                          By:  /s/ Shi-wei Chu, Sho Mei Chu
                                               ----------------------------
                                          Name of Stockholder:  Shi-Wei Chu,
                                          Sho Mei Chu


                                          STOCKHOLDER

                                          By:  /s/ Frank Chu On behalf Of
                                               ----------------------------

                                          Name of Stockholder:  Jim Chu


                                          STOCKHOLDER

                                          By:  /s/ Dan Wright
                                               ----------------------------

                                          Name of Stockholder:  Dan Wright

                                          STOCKHOLDER

                                          By:  /s/ Luen Wan Wey
                                               ----------------------------

                                          Name of Stockholder: Luen Wan Wey


                                          STOCKHOLDER

                                          By:  /s/ M. Teng
                                               ----------------------------

                                          Name of Stockholder: Kwok Lung
                                          Matthew Teng


                                          STOCKHOLDER

                                          By:  /s/ Douglas W. Tsui
                                               ----------------------------
                                          Name of Stockholder: Douglas W. Tsui


                                          STOCKHOLDER

                                          By:  /s/ Bruce A. Wilford
                                               ----------------------------

                                          Name of Stockholder:  WQ
                                          Investments LLC


                                          STOCKHOLDER

                                          By:  /s/ Roger Su
                                               ----------------------------

                                          Name of Stockholder:  Roger Su


                                          STOCKHOLDER

                                          By:  /s/ Paul Steiner
                                               ----------------------------

                                          Name of Stockholder: Paul Steiner


                                          STOCKHOLDER

                                          By:  /s/ Erika Rottenberg
                                               ----------------------------

                                          Name of Stockholder: Erika
                                          Rottenberg

                                          STOCKHOLDER

                                          By:  /s/ Timothy Riley
                                               ----------------------------

                                          Name of Stockholder: Timothy Riley


                                          STOCKHOLDER

                                          By:  /s/ Qin Zheng
                                               ----------------------------

                                          Name of Stockholder: Pacific Line
                                          Investment, Ltd.


                                          STOCKHOLDER

                                          By:  /s/
                                               ----------------------------

                                          Name of Stockholder: Roger Ying
                                          Kuen Lo & Catherine Ka Wai Wong as
                                          trustee of the Lo's family trust
                                          dated November 22, 1999


                                          STOCKHOLDER

                                          By:  /s/ Chon Kar Leow
                                               ----------------------------

                                          Name of Stockholder:  Chon Kar Leow


                                          STOCKHOLDER

                                          By:  /s/ C. Hock Leow
                                               ----------------------------

                                          Name of Stockholder: C. Hock Leow


                                          STOCKHOLDER

                                          By:  /s/ Mark Lee
                                               ----------------------------

                                          Name of Stockholder:  Mark Lee


                                          STOCKHOLDER

                                          By:  /s/ M.H. Latif
                                               ----------------------------

                                          Name of Stockholder:  Mannan
                                          Margaret Latif Trustee, 1999 Latif
                                          Revocable Trust

                                          STOCKHOLDER

                                          By:  /s/ Warren J. Kaplan
                                               ----------------------------

                                          Name of Stockholder:  Warren J.
                                          Kaplan


                                          STOCKHOLDER

                                          By:  /s/ Mark Kalpan
                                               ----------------------------

                                          Name of Stockholder:  Mark Kalpan


                                          STOCKHOLDER

                                          By:  /s/ Wei-Bing Hung
                                               ----------------------------

                                          Name of Stockholder:  Wei-Bing Hung


                                          STOCKHOLDER

                                          By:  /s/ Wendy Hui
                                               ----------------------------

                                          Name of Stockholder:  Wendy Hui


                                          STOCKHOLDER

                                          By:  /s/ Tony Huang
                                               ----------------------------

                                          Name of Stockholder:  Tony Huang


                                          STOCKHOLDER

                                          By:  /s/ Tsz-Tak Daniel Ho and
                                               Frenda Man-Ling Ho
                                               ----------------------------

                                          Name of Stockholder:  Tsz-Tak
                                          Daniel Ho and Frenda Man-Ling Ho


                                          STOCKHOLDER

                                          By:  /s/ Mike Hewitt
                                               ----------------------------

                                          Name of Stockholder:  Mike Hewitt


                                          STOCKHOLDER

                                          By:  /s/ Barjinderpal S. Gill
                                               ----------------------------

                                          Name of Stockholder:  Barjinderpal
                                          S. Gill


                                          STOCKHOLDER

                                          By:  /s/ Corey Gates
                                               ----------------------------

                                          Name of Stockholder:  Corey Gates


                                          STOCKHOLDER

                                          By:  /s/ John Chu
                                               ----------------------------

                                          Name of Stockholder: John Chu


                                          STOCKHOLDER

                                          By:  /s/
                                               ----------------------------

                                          Name of Stockholder: Chiu Living
                                          Trust dtd 12/2/86


                                          STOCKHOLDER

                                          By:  /s/ Jerry C. Chen
                                               ----------------------------

                                          Name of Stockholder: Jerry C. Chen


                                          STOCKHOLDER

                                          By:  /s/ Kevin L. Cheek
                                               ----------------------------

                                          Name of Stockholder: Kevin Cheek


                                          STOCKHOLDER

                                          By:  /s/ Paul A. Bock
                                               ----------------------------

                                          Name of Stockholder: Paul A. Bock


                                          STOCKHOLDER

                                          By:  /s/ Kurt L. Kamm, Manager

                                          Name of Stockholder: Bel Air
                                          Internet Partners


                                          STOCKHOLDER

                                          By:  /s/ J. Casey Mcglynn
                                               ----------------------------

                                          Name of Stockholder: Angel (Q)
                                          Investors II, L.P.


                                          STOCKHOLDER

                                          By:  /s/ Julia Yeh and Chin-Chou
                                               Lee
                                               ----------------------------

                                          Name of Stockholder: Julia Yeh and
                                          Chin-Chou Lee


                                          STOCKHOLDER

                                          By:  /s/ Devadas Varma
                                               ----------------------------

                                          Name of Stockholder: Varma Family
                                          Trust UTD 11/20/98


                                          STOCKHOLDER

                                          By:  /s/ Ng Keh Long
                                               ----------------------------

                                          Name of Stockholder: CTI Limited


                                          STOCKHOLDER

                                          By:  /s/ Virgil Dobjanschi
                                               ----------------------------

                                          Name of Stockholder: Virgil
                                          Dobjanschi

                                          STOCKHOLDER

                                          By:  /s/ Paul Berberian
                                               ----------------------------

                                          Name of Stockholder: Evoke
                                          Incorporate


                                          STOCKHOLDER

                                          By:  /s/ Frank Chu
                                               ----------------------------

                                          Name of Stockholder:  Frank Chu


                                          STOCKHOLDER

                                          By:  /s/ Corey and Maggie Gates
                                               ----------------------------

                                          Name of Stockholder: Corey and Maggie
                                          Gates


                                          STOCKHOLDER

                                          By:  /s/  Chen Kar Leow
                                               ----------------------------

                                          Name of Stockholder: Chen Kar Leow


                                          STOCKHOLDER

                                          By:  /s/ Au Revokable Trust
                                               ----------------------------

                                          Name of Stockholder: Au Revokable
                                          Trust


                                          STOCKHOLDER

                                          By:  /s/ Gene Choy
                                               ----------------------------

                                          Name of Stockholder: Gene Choy


                                          STOCKHOLDER

                                          By:  /s/ Soheil Mallick
                                               ----------------------------

                                          Name of Stockholder: Soheil Mallick


                                          STOCKHOLDER

                                          By:  /s/ William Tai
                                               ----------------------------

                                          Name of Stockholder: William Tai

                                          STOCKHOLDER

                                          By:  /s/ Kulin Tantod
                                               ----------------------------

                                          Name of Stockholder: Kulin Tantod


                                          STOCKHOLDER

                                          By:  /s/ Ketan Tantod
                                               ----------------------------

                                          Name of Stockholder: Ketan Tantod


                                          STOCKHOLDER

                                          By:  /s/ Shane P. Moore
                                               ----------------------------

                                          Name of Stockholder: Shane Moore


                                          STOCKHOLDER

                                          By:  /s/ Chuck Chan
                                               ----------------------------

                                          Name of Stockholder: Chuck Chan


                                          STOCKHOLDER

                                          By:  /s/ Lily Miao
                                               ----------------------------

                                          Name of Stockholder: Lily Miao


                                          STOCKHOLDER

                                          By:  /s/ Charles S Herrerra
                                               ----------------------------

                                          Name of Stockholder: Charles S
                                          Herrerra


                                          STOCKHOLDER

                                          By:  /s/ Michael Wehle
                                               ----------------------------

                                          Name of Stockholder: Michael Wehle


                                          STOCKHOLDER

                                          By:  /s/ Bing Chen
                                               ----------------------------

                                          Name of Stockholder: Bing Chen


                                          STOCKHOLDER

                                          By:  /s/ Fernando Sibayan
                                               ----------------------------

                                          Name of Stockholder: Fernando
                                          Sibayan


                                          STOCKHOLDER

                                          By:  /s/ Michael Chiu
                                               ----------------------------

                                          Name of Stockholder: Micheal Chiu


                                          STOCKHOLDER

                                          By:  /s/ Rong Kuo Wei
                                               ----------------------------

                                          Name of Stockholder: Rong Kuo Wei


                                          STOCKHOLDER

                                          By:  /s/ Scott Brear
                                               ----------------------------

                                          Name of Stockholder: Scott Brear


                                          STOCKHOLDER

                                          By:  /s/ Katherine Kwan
                                               ----------------------------

                                          Name of Stockholder: Katherine Kwan


                                          STOCKHOLDER

                                          By:  /s/ Aruna Erra
                                               ----------------------------

                                          Name of Stockholder: Aruna Erra


                                          STOCKHOLDER

                                          By:  /s/ Bruce Kwan
                                               ----------------------------

                                          Name of Stockholder: Bruce Kwan


                                          STOCKHOLDER

                                          By:  /s/ Maria Diana Medina
                                               ----------------------------

                                          Name of Stockholder: Maria Diana
                                          Medina


                                          STOCKHOLDER

                                          By:  /s/ Shelley Pril
                                               ----------------------------

                                          Name of Stockholder: Shelley Prill


                                          STOCKHOLDER

                                          By:  /s/ Kingston Choy
                                               ----------------------------

                                          Name of Stockholder: Kingston Choy

                                          STOCKHOLDER

                                          By:  /s/ Craig & Suzanne Mchugh
                                               ----------------------------

                                          Name of Stockholder: Craig and
                                          Suzanne Mchugh


                                          STOCKHOLDER

                                          By:  /s/ Kyle Allen Yoshioa
                                               ----------------------------

                                          Name of Stockholder: Kyle Allen
                                          Yoshioa


                                          STOCKHOLDER

                                          By:  /s/ Michelle Varno
                                               ----------------------------

                                          Name of Stockholder: Michelle Varno


                                          STOCKHOLDER

                                          By:  /s/ Bren C. Smith
                                               ----------------------------

                                          Name of Stockholder: Bren C. Smith


                                          STOCKHOLDER

                                          By:  /s/ Ed Brayman
                                               ----------------------------

                                          Name of Stockholder: Ed Brayman


                                          STOCKHOLDER

                                          By:  /s/ David Roberts
                                               ----------------------------

                                          Name of Stockholder: David Roberts


                                          STOCKHOLDER

                                          By:  /s/ Matthew Micklin
                                               -------------

                                          Name of Stockholder: Matthew Micklin


                                          STOCKHOLDER

                                          By:  /s/ Lawrence Kwan
                                               ----------------------------

                                          Name of Stockholder: Lawrence Kwan

                                    EXHIBIT D

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                    EXHIBIT D

                           STRATABEAM TECHNOLOGY, INC.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT



     In consideration of my employment and the wages, salary or other compensation paid to me for my services during my employment with StrataBeam Technology, Inc., a California corporation, or any subsidiary or affiliate thereof (hereinafter "Company"), I agree as follows:

     1. NON-DISCLOSURE OBLIGATION TO COMPANY. At all times during and after my employment, I will hold in strictest confidence, and not use for my own purposes or the purposes of others or disclose to any person, firm or corporation, without express authorization from an officer of Company, any Proprietary Information as defined below. I will not publish or submit for publication any technical or other articles pertaining in any way to Proprietary Information without first obtaining Company's written consent.

     2. PROPRIETARY INFORMATION OF COMPANY. The term "Proprietary Information," as it is used in this Agreement, shall include, but not be limited to, the following: (i) business or financial records, strategies, forecasts, budgets, projections, licenses, prices, costs, customer or vendor lists; and (ii) manufacturing techniques, plans, processes, formulas, developments, experiments, work-in-process, trade secrets, ideas, processes, formulas, source codes, data, programs, inventions, confidential information, data, designs, drawings, concepts, know-how, or any other information (collectively "inventions"), in whatever form, including but not limited to magnetic storage media, computer memories or any electronic storage media, which relates to the actual or prospective products, sales or business of Company and which is not readily available to the public. That term shall also include any information belonging to third parties in Company's possession and any information conceived, originated, discovered or developed by me in the course of my employment by Company.

     3. INVENTIONS DURING AND IMMEDIATELY AFTER TERM OF EMPLOYMENT.

          a. DISCLOSURE AND ASSIGNMENT TO COMPANY. I will promptly make full disclosure to Company, and will hold in trust for the sole right and benefit of Company, and assign, and hereby do assign, to Company, all my right, title and interest (including patent or copyright, if any) to any and all inventions (whether or not patentable, or registrable under copyright, mask work, or similar statute) which I may solely or jointly conceive, develop, reduce to practice, or cause to be conceived, or developed, or reduced to practice, during my employment with Company. This Agreement does not require assignment of an invention which qualifies fully under Section 2870 of the California Labor Code which provides as follows:

          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

               (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

               b. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current records of all inventions made by me, which records shall be available to and remain the sole property of the Company at all times.

               c. DISCLOSURE OF INVENTIONS. I will promptly disclose in writing to the Company all inventions made or conceived or used in practice by me, either alone or jointly with others, during the period of my employment, and for one (1) year after termination of my employment with the Company, whether or not I believe the inventions qualify fully under Section 2870 of the California Labor Code. Such disclosure shall be received in confidence by the Company.

               d. NO INFRINGEMENT. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patent or copyright resulting from any application for letters patent or copyright assigned hereunder to Company.

               e. COOPERATION WITH COMPANY. I agree to assist and cooperate with Company in protecting its rights under this Agreement, including the procurement and enforcement of patents or copyrights in the United States or in any foreign countries, execution of any documents deemed necessary or appropriate by Company, and testimony in any litigation or other legal proceeding involving the assignments hereunder. All such cooperation and assistance shall be at Company's expense, but for no consideration to me in addition to my salary or wages. If Company requires my assistance under this paragraph after termination of my employment, I shall be compensated for my time actually spent in providing that cooperation and assistance at an hourly rate equivalent to my salary or wages during the last period of my employment.

               f. COMPANY AS ATTORNEY-IN-FACT. In the event Company is unable because of my mental or physical incapacity or for any other reason whatsoever to secure my signature to apply for, or to pursue any application for, any United States or foreign letters patent or copyright covering any rights assigned to Company hereunder, I irrevocably designate and appoint Company, through its duly authorized officers and agents, as my agent and attorney-in-fact, to act for and in my behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyrights thereon, with the same legal force and effect as if executed by me.

     4. RETURN OF COMPANY PROPERTY. At the time of leaving the employ of Company for any reason, I will deliver to Company, and will not keep in my possession nor deliver to anyone else, any and all files, drawings, blueprints, notes, notebooks, memoranda, correspondence, specifications, devices, documents, customer or supplier lists, disks, manuals, or any other material that embodies any Proprietary Information in a tangible medium of expression. I will not recreate any of the foregoing. This obligation shall extend to originals and any copies in my possession, custody or control.

     5. CONFIDENTIAL INFORMATION OF FORMER EMPLOYERS. I will not in my employment at Company improperly use or disclose any confidential information or trade secrets of my former employers or companies, if any, and I represent that I have not brought and will not bring onto the premises of Company any unpublished document or any property belonging to my former employers or companies, if any, unless consented to in writing by said employers or companies.

     6. EXCLUSIVE EMPLOYMENT. During my employment with Company, I will not engage in any other employment, occupation, consultation or other activity relating to any actual or anticipated business, research, development, product, service, or activity of Company, or otherwise conflicting with my obligations to Company as an employee, without first obtaining Company's written consent thereto. I represent that my performance under the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence any proprietary information acquired by me prior to my employment by the Company. I agree that during my employment and for one (1) year after termination of my employment I will not induce any employee of the Company to leave the Company or solicit the business of any customer of the Company.

     7. PRIOR INVENTIONS EXCLUDED FROM ASSIGNMENT TO COMPANY. I have attached hereto as Exhibit A, a list describing all inventions made by me prior to my employment by the Company that I wish to have excluded from this Agreement, or, if there is no such list, I represent there are no such items to be excluded. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. I will advise Company promptly in writing of any inventions which I believe meet the criteria of Paragraph 2.a above with respect to inventions excluded from assignment to the Company and will at that time provide to Company in writing all evidence necessary to substantiate that belief. Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to Company relating to inventions which qualify fully under the provisions of Section 2870 of the California Labor Code for exclusion.

     8. TERMINATION AT WILL. I understand and agree that my employment in any position with Company shall be for an indefinite period and is terminable at the will of Company with or without cause unless the Company and I have expressly agreed to the contrary in a written agreement which writing refers to this provision.

     9. MISCELLANEOUS. I will follow all Company policies, rules and regulations. This Agreement shall not be terminated or altered by changes in the other terms of my employment, such as changes in duties, position, or compensation. I further agree that this Agreement shall be governed for all purposes by the laws of the State of California, as such law applies to contracts to be performed within California by residents of California. If any part of this Agreement is declared void by a court of competent jurisdiction, such part shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. The provisions of this Agreement shall survive termination of my employment.

     IN WITNESS WHEREOF, I have signed my name hereto this 6th day of August, 1998.

                                          /s/ Frank Chu
                                          ---------------------------------
                                          Frank Chu

/s/ Terence Kelly
---------------------------------
               Witness

Terrence M. Kelly
---------------------------------
            (Print Name)

                                    EXHIBIT A

                                    FRANK CHU

                        LIST OF PRIOR WORK AND INVENTIONS

1.  ...
2.  ...
3.  ...
5.  ...

     IN WITNESS WHEREOF, I have signed my name hereto this 4th day of August, 1998.

                                                   /s/
                                                   --------------------------
                                                   Virgil Dobjanschi

/s/
-------------------------------------------
                   Witness

Terence Kelly
-------------------------------------------
                (Print Name)

                                   EXHIBIT A

                               VIRGIL DOBJANSCHI

                            LIST OF PRIOR INVENTIONS

1.   ...
2.   ...
3.   ...

     IN WITNESS WHEREOF, I have signed my name hereto this 13th day of July, 1998.

                                                   /s/
                                                   ------------
                                                   Corey Gates

/s/
-------------------------------------
                   Witness

Virgil Dobjanschi
-------------------------------------
                (Print Name)

                                    EXHIBIT A

                                   COREY GATES

                            LIST OF PRIOR INVENTIONS

1.  ....
2.  ....
3.  ....
4.  ....
5.  ....
6.  ....
7.  ....
8.  ....

                                    EXHIBIT E

                        INVESTOR REPRESENTATION STATEMENT

                                    EXHIBIT E

     Name of AudioTalk Networks, Inc. Stockholder: __________________________
                                                       (Please Print)

                           State of Domicile:_____________________________





                            AUDIOTALK NETWORKS, INC.


                           --------------------------

                        INVESTOR REPRESENTATION STATEMENT
                           --------------------------






     INSTRUCTIONS: IN CONNECTION WITH THE CLOSING OF THE PROPOSED MERGER BETWEEN AUDIOTALK, INC. AND A WHOLLY OWNED SUBSIDIARY OF HEARME, PLEASE COMPLETE THIS INVESTOR REPRESENTATION STATEMENT BY FILLING IN THE INFORMATION CALLED FOR, CHECKING THE APPROPRIATE BOXES, AND SIGNING AT PAGE 3. PLEASE RETURN THE COMPLETED QUESTIONNAIRE AS SOON AS POSSIBLE TO COUNSEL TO AUDIOTALK, INC.



                            AUDIOTALK NETWORKS, INC.

                           --------------------------

                        INVESTOR REPRESENTATION STATEMENT
                           --------------------------

TO:            HEARME
               665 CLYDE AVENUE
               MOUNTAIN VIEW, CALIFORNIA  94043

Ladies and Gentlemen:

          In connection with the proposed merger between a wholly owned subsidiary of HearMe (the "CORPORATION") and AUDIOTALK NETWORKS, INC, the undersigned hereby represents as follows:

     1. REPRESENTATIONS AS TO ACCREDITED INVESTOR STATUS. The undersigned has read the definition of "Accredited Investor" from Rule 501 of Regulation D attached hereto as Exhibit A, and certifies that either (check one):

     A. / / The undersigned is an "Accredited Investor" for one or more of the following reasons:

          / / (a) The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

          / / (b) The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

          / / (c) The undersigned is a director or executive officer of the Corporation which is issuing and selling the Shares;

          / / (d) The undersigned is a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000;

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (describe entity)

          / / (e) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a "sophisticated person" as defined in
                    Regulation 506(b)(2)(ii).;

          / / (f) The undersigned is an entity all the equity owners of which are "accredited investors" within one or more of the above categories. IF RELYING UPON THIS CATEGORY ALONE, EACH EQUITY OWNER MUST COMPLETE A SEPARATE COPY OF THIS AGREEMENT;

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (describe entity)

          B. / / The undersigned is NOT an "Accredited Investor" but has completed the statement concerning his/her knowledge and experience in financial and business matters included in Exhibit B hereto. Kindly provide sufficient detail so that the Corporation's legal counsel may conclude that the undersigned is capable of evaluating the merits and risks of investment in the Corporation.

     2. ENTITY TYPE. The undersigned is:

          / / An individual

          / / A corporation

          / / A partnership

          / / A trust

          / / Other___________________

     3. TAX I.D. NUMBER. The social security number or federal tax I.D. number of the undersigned is:_____________________.

     4. ADDRESS. The address of the undersigned is:____________________________
     __________________________________________________________________________
     __________________________________________________________________________

          The phone, fax and contact person (if an entity) are as follows:

               Phone:______________________________________________

               Fax:________________________________________________

               Contact:____________________________________________

     5. INDIVIDUALS. If the undersigned is an individual:

               Name of Employer:

               Position:___________________________________________

     6. INSTITUTIONS. If the undersigned is an institution:

               Nature of business:

               Date of inception of business:______________________


          If the answer to Question 1 is that the undersigned is an "Accredited Investor", the questionnaire is complete and please simply sign below. Any potential investor who is not an "Accredited Investor" also must complete the supplemental questionnaire attached hereto as Exhibit B to assure compliance with state and federal securities laws.

          The foregoing representation is true and accurate as of the date hereof and shall be true and accurate as of the date of Closing. IF IN ANY RESPECT SUCH REPRESENTATION SHALL NOT BE TRUE AND ACCURATE PRIOR TO CLOSING, THE UNDERSIGNED SHALL GIVE IMMEDIATE NOTICE OF SUCH FACT TO THE PRESIDENT OF THE CORPORATION.

                                                      Very truly yours,


                                           Print Name of Investor

Dated:  ____________________

                                           Signature

                                           Print Title (if applicable)


                                           Print Name of joint investor or other
                                           person whose signature is required



                                           Signature

                                           Print Title (if applicable)

                                    EXHIBIT A

RULE 501. DEFINITIONS AND TERMS USED IN REGULATION D.

          As used in Regulation D, the following terms have the meaning indicated:

          (a) ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

               (1) Any bank as defined in section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (2)  Any private business development company as defined in
                    Section 202(a)(22) of the Investment Advisers Act of 1940;

               (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,0000,000;

               (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

               (8) Any entity in which all of the equity owners are accredited investors. [Remainder omitted]

                                    EXHIBIT B
                 CONFIDENTIAL SUPPLEMENTAL INFORMATION STATEMENT
     (TO BE COMPLETED BY STOCKHOLDERS OF AUDIOTALK, INC. THAT ARE NOT
                            "ACCREDITED INVESTORS")

In order to assure compliance with applicable federal and state laws, it is necessary to obtain information regarding the financial position and experience of stockholders of AudioTalk, Inc. that are not "Accredited Investors."

I. GENERAL INFORMATION (For INDIVIDUAL STOCKHOLDERS AND EACH INDIVIDUAL PARTNER OR STOCKHOLDER IF THE STOCKHOLDER IS A PARTNERSHIP OR CORPORATION THAT IS NOT AN "ACCREDITED INVESTOR" -- attach additional sheets if necessary)

       A.   PURCHASERS

            1.   Name:
                 ---------------------------------------------------------

            2.   Address:
                        Business:
                                  ----------------------------------------
                                  ----------------------------------------
                                  ----------------------------------------

                        Residence:
                                  ----------------------------------------
                                  ----------------------------------------

            3.   Telephone:
                        Business:       (________) ________________

                        Residence:      (________) ________________

            4.   State where registered to vote:

                 ---------------------------------------------

            5.   Social Security Number:

                  ---------------------------------------------

            6.   Date of Birth:

                 ---------------------------------------------

            7.   Country of citizenship, if
                 other than the United States
                                              ----------------------------

            8.   Marital status:

                 ---------------------------------------------

            9.   Please state your education and degrees earned:

                 DEGREE               SCHOOL                YEAR

                 -----------    ------------------------   ---------------

                 -----------    ------------------------   ---------------

                 -----------    ------------------------   ---------------

           10. Current occupation (if retired, please described your last occupation):

                 Employer:

                 Nature of Business:

                 Position and/or duties:

                 Period Employed:

           11. If current employment is less than five years, please complete the following chart on your employment history for the past five (5) years:

                 EMPLOYER AND TITLE    PRIMARY DUTIES       FROM           TO

                 -------------------   ------------------   ----------  -------

                 -------------------   -------------------  ----------  -------

                 -------------------   -------------------  ----------  -------

           12. Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

                                                YEAR
                 PROFESSIONAL QUALIFICATIONS   RECEIVED         STILL EFFECTIVE

                                                                 Yes / /  No / /
                 ------------------------   -------------
                                                                 Yes / /  No / /
                 ------------------------   -------------
                                                                 Yes / /  No / /
                 ------------------------   -------------

II. FINANCIAL INFORMATION (For INDIVIDUAL STOCKHOLDERS AND EACH INDIVIDUAL PARTNER OR STOCKHOLDER IF THE STOCKHOLDER IS A PARTNERSHIP OR CORPORATION THAT IS NOT AN "ACCREDITED INVESTOR" -- attach additional sheets if necessary)

       A. To confirm that each individual investor meets the financial requirements established for this offering, please answer the questions set forth below, as appropriate.

            1. Please indicate your net worth (including spouse, if applicable) EXCLUDING home, home furnishings and automobiles:

                 $ 25,000 - 75,000         / /   $250,000 -   500,000      / /
                 $ 75,000 - 150,000        / /   $500,000 - 1,000,000      / /
                 $150,000 - 250,000        / /
                 Greater than $1,000,000   / /

            2.   What was your income for 1998 and 1999?

                 1998  ________________

                 1999  ________________

                  Do you expect your income for 2000 to equal or exceed 1999?

                                  Yes / /      No / /

                  If no, what do you expect your 2000 income will be?

                        2000  ________________

III.   INVESTMENT EXPERIENCE REPRESENTATIONS

       A.   Indicate how often you invest in:

            1.   Marketable Securities

                 Often / /   Occasionally / /   Seldom / /  Never / /

            2.   Restricted Securities

                 Often / /   Occasionally / /   Seldom / /  Never / /

            3.   Venture Capital Limited Partnership Funds

                 Often / /   Occasionally / /   Seldom / /  Never / /

            4. Please list below your most recent private investments (attach a separate sheet if necessary):

Private                                              When             Amount of
Offering        Type of Investment            Purchased        Investment
------------    ------------------------------$--------------
------------    ------------------------------$--------------
------------    ------------------------------$--------------
------------    ------------------------------$--------------

------------    ------------------------------$--------------

       B. Please answer each of the following questions regarding your investment experience:

            1. Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Corporation?

                        Yes / /   No / /

            2. Do you, either alone by reason of your business or financial experience or together with your professional advisor or advisors, have the capacity to protect your own interests in connection with a purchase of the Shares in the Corporation?

                        Yes / /   No / /

            3. Are you (or the trust beneficiary for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

                        Yes / /   No / /



       C.   What is your relationship to the founders of the Corporation?

       ------------------------------------------------------------------
       ------------------------------------------------------------------
       ------------------------------------------------------------------

       I confirm that the foregoing statements are complete and accurate to the best of my knowledge and belief, and that I undertake to notify the Corporation regarding any material change in the information set forth above prior to the closing of the merger referred to in this Investor Representation Statement.

-------------------------------------------
Print Name of Purchaser

By:
____________________________________________               Date_________
          Signature

--------------------------------------------
          Print Title

--------------------------------------------
Print Name of joint purchaser or other person whose signature is required

By:
____________________________________________               Date_________
          Signature

--------------------------------------------
          Print Title (if applicable)

                                    EXHIBIT F

                                ESCROW AGREEMENT

                                                                       EXHIBIT F

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of March __, 2000, by and among HearMe, a Delaware corporation ("HEARME"), AudioTalk Networks, Inc., a California corporation ("AUDIOTALK"), U.S. Bank National trust Association, as Escrow Agent ("ESCROW AGENT") and Frank Chu and Corey Gates, as Stockholders' Agents ("STOCKHOLDERS' AGENTS") with respect to the shares of HearMe capital stock to be issued to the stockholders (collectively, the "HOLDERS") of AudioTalk in the Merger (as defined below).

                                    RECITALS

       A.   HearMe, AudioTalk and AudioTalk Acquisition Corp., a
Delaware corporation and a wholly-owned subsidiary of HearMe ("SUB"), have entered into a Agreement and Plan of Merger dated as of March 10, 2000 (the "MERGER AGREEMENT") pursuant to which AudioTalk will merge with and into Sub (the "MERGER"), with Sub surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

       B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, HearMe will deposit in the Escrow Fund certificates representing the Escrow Shares, on a pro rata basis, in accordance with each Holder's percentage ownership of HearMe Common Stock issuable pursuant to the Merger. Such shares (the "ESCROW SECURITIES") shall be held as security for HearMe's indemnification obligations under Article X of the Merger Agreement and shall represent HearMe's sole and exclusive remedy with respect to such indemnification obligations.

       C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Securities will be deposited, held in, and disbursed from the Escrow Fund.

       NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

           1. ESCROW FUND. The Escrow Agent agrees to: (a) accept delivery of the Escrow Securities; and (b) hold such Escrow Securities in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Article X of the Merger Agreement (which Article X is attached to this Agreement as APPENDIX I and incorporated by reference into this Agreement) (collectively, the "ESCROW PROVISIONS"). The Escrow Securities will include "ADDITIONAL ESCROW SECURITIES" as that term is defined in Section 2(c) of this Agreement.

           2.    DEPOSIT OF ESCROW SECURITIES: RELEASE FROM ESCROW.

                 (a) DELIVERY OF ESCROW SECURITIES. As soon as practicable after the Effective Time, the Escrow Securities will be delivered by HearMe on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event HearMe issues any Additional Escrow Securities, such Escrow Securities will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Securities.

                (b) HOLDERS' ACCOUNTS. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "ACCOUNT") specifying the Escrow Securities held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Securities received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on APPENDIX II.

                (c) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for tax-free dividends paid in stock declared with respect to the Escrow Securities pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "CODE") ("ADDITIONAL ESCROW SECURITIES"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Securities. Each Holder will have voting rights with respect to the Escrow Securities deposited in the Escrow Fund with respect to such Holder so long as such Escrow Securities are held in escrow, and HearMe will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Securities remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Securities which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

                (d) RELEASE. The Escrow Securities will be held by the Escrow Agent until required to be released to the Holders pursuant to Section
10.4 of the Merger Agreement. Within five (5) business days after the release condition set forth in Section 10.4 of the Merger Agreement is met, the Escrow Agent will deliver to HearMe's transfer agent a letter of instruction together with the Escrow Securities to be released on such date as identified by HearMe and the Stockholders' Agents to the Escrow Agent in writing and HearMe shall then cause the transfer agent to promptly deliver stock certificate(s) issued in the name of each Holder. HearMe and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Securities to be released with respect to each Holder within such five-day period. Escrow Securities will be released to the respective Holders in accordance with their respective Accounts. HearMe will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Certificates representing Escrow Securities so issued will bear the legend contained in the Stockholders Agreement of each Holder. Cash will be paid in lieu of fractions of Escrow Securities in an amount equal to the product determined by multiplying such fraction by $_______ (the "PER SHARE VALUE"). Within five (5) business days after written request from the Stockholders' Agents, HearMe will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

                (e) NO ENCUMBRANCE. Except as provided in this Agreement and as may be set forth in the AudioTalk Disclosure Schedule, no Escrow Securities or any beneficial interest in the Escrow Securities may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Securities by the Escrow Agent.

                (f) POWER TO TRANSFER ESCROW SECURITIES. The Escrow Agent is granted the power to effect any transfer of Escrow Securities contemplated by the Escrow Provisions. HearMe will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

                (g)     REPORTING. Each Holder will provide the Escrow
Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms

1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and HearMe.

           3.    LIMITATION OF THE ESCROW AGENT'S LIABILITY.

                 (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

                (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and HearMe will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

           4.    EXPENSES.

                (a)    ESCROW AGENT. All fees and expenses of the Escrow
Agent incurred in performing its responsibilities hereunder will be paid by HearMe upon receipt of a written invoice by the Escrow Agent. In the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, HearMe agrees to indemnify the Escrow Agent for its costs and expenses, including, without limitation, reasonable counsel fees and expenses. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

                (b) STOCKHOLDERS' AGENTS. The Stockholders' Agents will not be entitled to receive any compensation from HearMe or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

           5. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. HearMe will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. HearMe may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Securities to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

           6. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

            7. INCORPORATION BY REFERENCE OF ARTICLE X. The parties agree that the terms of Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

           8. NOTICES. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this
Section 10.

         HearMe:                HearMe
                                665 Clyde Avenue
                                Mountain View, California  94043
                                Attention:  Chief Executive Officer
                                Telephone No: (650) 429-3900

         With copy to:          Venture Law Group
                                A Professional Corporation
                                2775 Sand Hill Road
                                Menlo Park, California  94025
                                Attention:  Steven J. Tonsfeldt
                                Telephone No:  (650) 854-4488

         AudioTalk, Inc.:

         With copy to:          Ritchey Fisher Whitman & Klein
                                Attention:  Terence M. Kelly
                                1717 Embarcadero Road
                                P.O. Box 51050
                                Palo Alto,CA  94303
                                Telephone No:  (650) 857-1717


         Escrow Agent:          Anne Gadsby
                                U.S. Bank Trust National Association
                                Corporate Trust Services
                                One California Street
                                San Francisco, CA 94111


         Stockholders' Agents:  Frank Chu
                                Corey Gates

Such notice will be treated as having been received upon actual receipt.

            9.   GENERAL.

                (a) GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

                (b) BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

                (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

                (d) ENTIRE AGREEMENT. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

                (e) WAIVERS. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

                (f) AMENDMENT. This Agreement may be amended with the written consent of HearMe, the Escrow Agent and the Stockholders' Agents, PROVIDED, HOWEVER, that if the Escrow Agent does not agree to an amendment agreed upon by HearMe and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by HearMe, the Escrow Agent and the Stockholders' Agents.

                                          HEARME

                                          By:  /s/ Linda Palmor
                                               ---------------------------

                                          Its: Chief Financial Officer
                                               ---------------------------


                                          AUDIOTALK NETWORKS, INC.


                                          By:  /s/ Frank Chu
                                               ---------------------------

                                          Its: President
                                               ---------------------------


                                          ESCROW AGENT:



                                          By:  /s/ Anne Gadsby
                                               ----------------------------

                                          Its: Vice President
                                               ----------------------------


                                          STOCKHOLDERS' AGENTS:


                                          BY:  /s/ Frank Chu
                                               ----------------------------

                                          BY:  /s/ Corey Gates
                                               ----------------------------


                           ****ESCROW AGREEMENT****

                                   APPENDIX I

                          ARTICLE X OF MERGER AGREEMENT

                                    ARTICLE X

                           ESCROW AND INDEMNIFICATION

     Section 10.1 INDEMNIFICATION. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold HearMe harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "DAMAGES") that HearMe has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement, ... ...HearMe,
Target and Sub acknowledge and agree, and the Former Target Shareholders, by their approval of this Agreement and their execution of the Shareholders Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this
Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud or intentional misrepresentation.

     Section 10.2 ESCROW FUND. As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by HearMe with the reasonable consent of Target) as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund (the "ESCROW FUND") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Target Shareholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and HearMe shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Target Shareholders directly or personally, and the sole recourse of HearMe shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

     Section 10.3 DAMAGE THRESHOLD. Notwithstanding the foregoing, the Former Target Shareholders shall have no liability under Section 10.1 and HearMe may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of HearMe's Damages in excess of ... has been delivered to the Shareholders' Agents and to the Escrow Agent; PROVIDED, HOWEVER, that after an
Officer's Certificate or Certificates for an aggregate of .... in Damages has been delivered, HearMe shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates.

     Section 10.4 ESCROW PERIODS. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), PROVIDED, HOWEVER, that the number of Escrow Shares, which, in the reasonable judgment of HearMe, subject to the objection of the Shareholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5 CLAIMS UPON ESCROW FUND. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of HearMe (an "OFFICER'S CERTIFICATE"):

          (i) Stating the aggregate amount of HearMe's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

          (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to HearMe out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

     Section 10.6 VALUATION. For the purpose of compensating HearMe for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to HearMe in respect of a claim for Damages shall be the Stock Value, or if HearMe makes the election referred to in Section 9.1(g), the Average Closing Price.

     Section 10.7 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agents (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.4, PROVIDED that no such delivery may be made if the Shareholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to HearMe prior to the expiration of such thirty (30) day period.

     Section 10.8 RESOLUTION OF CONFLICTS.

          (a) In case the Shareholders' Agents shall so object in writing to any claim or claims by HearMe made in any Officer's Certificate, HearMe shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agents and HearMe shall attempt in good faith for thirty (30) days to agree upon the rights of the respective paRTIes with respect to each of such claims. If the Shareholders' Agents and HearMe should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either HearMe or the Shareholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both paRTIes agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, HearMe (on the one hand) and the Shareholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     Section 10.9 SHAREHOLDERS' AGENTS.

          (a) Frank Chu and Corey Gates shall be constituted and appointed as agents (the "SHAREHOLDERS' AGENTS") for and on behalf of the Former Target SHAREHOLDERS to give and receive notices and communications, to authorize delivery to HearMe of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by HearMe, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the SHAREHOLDERS' Agents for the accomplishment of the foregoing. All actions of the SHAREHOLDERS' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to HearMe. No bond shall be required of the SHAREHOLDERS' Agents, and the SHAREHOLDERS' Agents shall receive no compensation for services. Notices or communications to or from the SHAREHOLDERS' Agents shall constitute notice to or from each of the Former Target SHAREHOLDERS.

          (b) The SHAREHOLDERS' Agents shall not be liable for any act done or omitted hereunder as SHAREHOLDERS' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target SHAREHOLDERS shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the SHAREHOLDERS' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the SHAREHOLDERS' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

          (c) The SHAREHOLDERS' Agents shall have reasonable access to information about Target and HearMe and the reasonable assistance of Target's and HearMe's officers and employees for purposes of performing their duties and exercising their rights under this Article X, PROVIDED that the SHAREHOLDERS' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or HearMe to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10 ACTIONS OF THE SHAREHOLDERS' AGENTS. A decision, act, consent or instruction of the Shareholders' Agents shall constitute a decision of all of the Former Target Shareholders for whom shares of HearMe Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and HearMe may rely upon any decision, act, consent or instruction of the Shareholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and HearMe are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agents.

     Section 10.11 Claims. In the event HearMe becomes aware of a third-party claim which HearMe believes may result in a demand against the Escrow Fund, HearMe shall promptly notify the Shareholders' Agents of such claim, and the Shareholders' Agents and the Former Target Shareholders for whom shares of HearMe Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. HearMe shall have the right in its sole discretion to settle any such claim; provided, however, that HearMe may not effect the settlement of any such claim without the consent of the Shareholders' Agents, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agents have consented to any such settlement, the Shareholders' Agents shall have no power or authority to object to the amount of any claim by HearMe against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   APPENDIX II

                        HOLDERS' INTEREST IN ESCROW FUND

                                    EXHIBIT G

                          FOUNDERS' INVENTION AGREEMENT

     This FOUNDERS' INVENTION AGREEMENT ("AGREEMENT") is entered into March 10, 2000 by and among AudioTalk Networks, Inc., a California corporation ("COMPANY"), and the individual set forth on the signature page hereto (the "FOUNDER").

                                    RECITALS

     WHEREAS, the Company and the Founder are parties to a certain Proprietary Information and Inventions Agreement dated as of _______, 1998 (the "INVENTIONS AGREEMENT");

     WHEREAS, the Company, HearMe, a Delaware corporation ("HearMe") and AT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HearMe ("Merger Sub") have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company and the conversion of each outstanding share of the Company's capital stock into shares of HearMe Common Stock;

     WHEREAS, in order to induce HearMe to enter into the Merger Agreement, Founder is willing to agree to be bound by certain requirements and to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and represents as follows:

                                    AGREEMENT

     1. ACKNOWLEDGMENTS BY STOCKHOLDER. Founder acknowledges and understands that the representations, warranties and covenants made by Stockholder set forth herein shall be relied upon by HearMe, AudioTalk, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by such persons if Stockholder's representations, warranties or covenants are breached. Stockholder has carefully read this Agreement and the Merger Agreement (including the Escrow Agreement attached thereto as EXHIBIT F) and has discussed the requirements of this Agreement with Stockholder's professional advisors to the extent Stockholder has deemed necessary.

     2. STOCKHOLDER'S REPRESENTATIONS. Founder represents, warrants and covenants that:

                (a) COMPLIANCE WITH INVENTIONS AGREEMENT That the undersigned has complied with all provisions of the Inventions Agreement including, but not limited to, the requirement in Section 7 of the Inventions Agreement that the Founder advise of the Company of any work on behalf of the Company that appears to threaten or conflict with proprietary rights claimed by the undersigned in his Inventions Agreement.

               (b) COMPANY DOES NOT UTILIZE FOUNDERS' PROPRIETARY
INFORMATION The Company has not relied upon, or utilized, any of the undersigned's Prior Inventions as listed on Exhibit A to the Inventions Agreement in the operation of its business.

     3. EFFECTIVENESS. Notwithstanding any other provision, this Amendment shall become effective only upon the Effective Time (as such term is defined in the Merger Agreement), and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Amendment shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     The parties have executed this Founders' Invention Agreement as of the date first set forth above.

                                                   COMPANY:

                                                   AUDIOTALK NETWORKS, INC.


                                                   By: /s/ FRANK CHU
                                                      -------------------------
                                                   Name: Frank Chu
                                                   Title:  President

                                                   FOUNDER:

                                                   By: /s/ COREY GATES
                                                      -------------------------
                                                   Name:  Corey Gates

     The parties have executed this Founders' Invention Agreement as of the date first set forth above.

                                                   COMPANY:

                                                   AUDIOTALK NETWORKS, INC.


                                                   By: /s/ FRANK CHU
                                                      -------------------------
                                                   Name: Frank Chu
                                                   Title:  President

                                                   FOUNDER:

                                                   By: /s/ VIRGIL DOBJANSCHI
                                                      -------------------------
                                                   Name:  Virgil Dobjanschi

     The parties have executed this Founders' Invention Agreement as of the date first set forth above.

                                                   COMPANY:

                                                   AUDIOTALK NETWORKS, INC.



                                                   By: /S/ COREY GATES
                                                      -------------------------
                                                   Name: Corey Gates
                                                   Title:  Vice President

                                                   FOUNDER:

                                                   By: /S/ FRANK CHU
                                                      -------------------------
                                                   Name: Frank Chu

                                    EXHIBIT I

                 SUBJECT MATTER OF OPINION OF COUNSEL TO HEARME

                                    EXHIBIT I

                 SUBJECT MATTER OF OPINION OF COUNSEL TO HEARME

         All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of March 10, 2000 (the "MERGER AGREEMENT"), by and among HearMe, a Delaware corporation ("ACQUIROR"), AT Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("SUB"), and AudioTalk Networks, Inc., a California corporation ("TARGET").

         (1) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

         (2) The shares of Acquiror's Common Stock to be issued pursuant to the Merger are be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

         (3) Acquiror has all requisite power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution and delivery by Acquiror of the Agreement and the consummation by Acquiror of the transactions contemplated by the Agreement have been duly and validly authorized by all necessary corporate action on the part of Acquiror. The Agreement has been duly and validly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms. The Agreement of Merger is in the proper form for filing with the Secretary of State of the State of California in accordance with the California Corporations Code. Upon the filing of the Agreement of Merger and Certificate of Merger with the Secretaries of State of the States of California and Delaware, respectively, the Merger will be effective under California law.

                                    EXHIBIT E

                 SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

                 SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

     All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of March 10, 2000 (the "MERGER AGREEMENT"), by and among HearMe, a Delaware corporation ("ACQUIROR"), AT Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Target ("SUB"), and AudioTalk Networks Inc., a California corporation ("TARGET").

     (1) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

     (2) The shares of Target's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and no person has any preemptive right of subscription or purchase in respect thereof.

     (3) Target has all requisite corporate power and authority to enter into the Merger Agreement and the Certificate of Merger, and to consummate the transactions contemplated thereby. The Escrow Agreement, the Merger Agreement and the Certificate of Merger are collectively referred to herein as the "OPINION DOCUMENTS." The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target. The Opinion Documents have been duly and validly executed and delivered by Target and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

     (4) The execution and delivery by Target of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the Articles of Incorporation, or any Certificate of Designation thereunder, or Bylaws of Target, or (ii) to our knowledge, violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

     (5) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Target in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of California, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a Material Adverse Effect on Target.